                                                                    Exhibit 10.6


================================================================================



                               CREDIT AGREEMENT



                                     among


                        DIVERSIFIED FOOD GROUP, L.L.C.,
                                   Borrower,


                              The Several Lenders
                       from Time to Time Parties Hereto,



                                      and



                    CANADIAN IMPERIAL BANK OF COMMERCE
                                  as Agent



                         Dated as of October 16, 1997

================================================================================



                                TABLE OF CONTENTS
                                -----------------
                                                                  Page
                                                                  ----
SECTION 1. DEFINITIONS................................................1
 1.1 Defined Terms....................................................l
 1.2 Other Definitional Provisions...................................21
SECTION 2. AMOUNT AND TERMS OF TERM LOAN COMMITMENTS.................22
 2.1 Term Loan Commitments...........................................22
 2.2 Term Notes......................................................22
 2.3 Procedure for Term Loan Borrowing...............................22
SECTION 3. AMOUNT AND TERMS OF BRIDGE LOAN COMMITMENTS...............23
 3.1 Bridge Loan Commitments.........................................23
 3.2 Bridge Loan Notes...............................................23
 3.3 Procedure for Bridge Loan Borrowing.............................23
SECTION 4. AMOUNT AND TERMS OF REVOLVING CREDIT COMMITMENTS..........24
 4.1 Revolving Credit Commitments....................................24
 4.2 Revolving Credit Notes..........................................24
 4.3 Procedure for Revolving Credit Borrowing........................25
 4.4 Commitment Fee..................................................25
 4.5 Termination or Reduction of Revolving Credit Commitments........26
SECTION 5. LETTERS OF CREDIT.........................................26
 5.1 L/C Commitment..................................................26
 5.2 Procedure for Issuance of Letters of Credit.....................27
 5.3 Fees, Commissions and Other Charges.............................27
 5.4 L/C Participations..............................................27
 5.5 Reimbursement Obligations of the Borrower.......................28
 5.6 Obligations Absolute............................................29
 5.7 Letter of Credit Payments.......................................29
 5.8 Application.....................................................30
SECTION 6. GENERAL PROVISIONS APPLICABLE TO LOANS....................30
 6.1 Interest Rates and Payment Dates................................30
 6.2 Conversion and Continuation Options.............................30
 6.3 Minimum Amounts and Maximum Number of Tranches..................31
 6.4 Optional Prepayments............................................31
 6.5 Mandatory Prepayments...........................................32
 6.6 Computation of Interest and Fees................................33
 6.7 Inability to Determine Interest Rate............................34
 6.8 Pro Rata Treatment and Payments.................................34
 6.9 Illegality......................................................35
 6.10 Requirements of Law............................................35
 6.11 Taxes..........................................................36
 6.12 Indemnity......................................................38
 6.13 Lending Offices; Change of Lending Office......................38
SECTION 7. REPRESENTATIONS AND WARRANTIES............................39
 7.1 Financial Condition.............................................39
 7.2 No Change.......................................................41

 7.3 Existence; Compliance with Law.........................................41
 7.4 Power; Authorization; Enforceable Obligations..........................41
 7.5 No Legal Bar...........................................................41
 7.6 No Material Litigation.................................................42
 7.7 No Default.............................................................42
 7.8 Ownership of Property; Liens...........................................42
 7.9 Intellectual Property..................................................42
 7.10 No Burdensome Restrictions............................................42
 7.11 Taxes.................................................................42
 7.12 Federal Regulations...................................................43
 7.13 ERISA.................................................................43
 7.14 Investment Company Act; Other Regulations.............................43
 7.15 Subsidiaries..........................................................44
 7.16 Security Documents....................................................44
 7.17 Accuracy and Completeness of Information..............................44
 7.18 Labor Relations.......................................................45
 7.19 Insurance.............................................................45
 7.20 Cohen's Acquisition Documents.........................................45
 7.21 Solvency..............................................................46
 7.22 Purpose of Loans......................................................46
 7.23 Environmental Matters.................................................47
SECTION 8. CONDITIONS PRECEDENT.............................................48
 8.1 Conditions to Initial Extensions of Credit.............................48
 8.2 Conditions to Each Extension of Credit.................................53
SECTION 9. AFFIRMATIVE COVENANTS............................................54
 9.1 Financial Statements...................................................54
 9.2 Certificates; Other Information........................................55
 9.3 Payment of Obligations.................................................56
 9.4 Conduct of Business and Maintenance of Existence.......................56
 9.5 Maintenance of Property; Insurance.....................................56
 9.6 Inspection of Property; Books and Records; Discussions.................57
 9.7 Notices................................................................57
 9.8 Environmental Laws.....................................................58
 9.9 Changes to Advance Rates, Standards of Eligibility and Reserves........58
 9.10 Periodic Audit of Accounts Receivable and Inventory...................58
 9.11 Additional Collateral; Additional Guarantors..........................59
 9.12 Interest Rate Protection..............................................59
 9.13 Warehouse Bailment Agreements.........................................59
 9.14 Key-Person Life Insurance.............................................60
SECTION 10. NEGATIVE COVENANTS..............................................60
 10.1 Financial Condition Covenants.........................................60
 10.2 Limitation on Indebtedness............................................62
 10.3 Limitation on Liens...................................................62
 10.4 Limitation on Guarantee Obligations...................................63
 10.5 Limitation on Fundamental Changes.....................................64

  10.6  Limitation on Sale of Assets............................ 64
  10.7  Limitation on Leases.................................... 64
  10.8  Limitation on Dividends................................. 64
  10.9  Limitation on Capital Expenditures...................... 65
  10.10 Limitation on Investments, Loans and Advances........... 65
  10.11 Limitation on Optional Payments and Modifications of
        Certain Agreements...................................... 66
  10.12 Limitation on Transactions with Affiliates.............. 66
  10.13 Limitation on Sales and Leasebacks...................... 66
  10.14 Limitation on Changes in Fiscal Year.................... 66
  10.15 Limitation on Negative Pledge Clauses................... 66
  10.16 Limitation on Lines of Business......................... 66
  10.17 Governing Documents..................................... 67
  10.18 Limitation on Subsidiary Formation...................... 67
  10.19 Limitation on Securities Issuances...................... 67
SECTION 11. EVENTS OF DEFAULT................................... 67
SECTION 12. THE AGENT........................................... 71
  12.1  Appointment............................................. 71
  12.2  Delegation of Duties.................................... 71
  12.3  Exculpatory Provisions.................................. 71
  12.4  Reliance by Agent....................................... 71
  12.5  Notice of Default....................................... 72
  12.6  Non-Reliance on Agent and Other Lenders................. 72
  12.7  Indemnification......................................... 73
  12.8  Agent in Its Individual Capacity........................ 73
  12.9  Successor Agent......................................... 73
SECTION 13. MISCELLANEOUS....................................... 74
  13.1  Amendments and Waivers.................................. 74
  13.2  Notices................................................. 74
  13.3  No Waiver; Cumulative Remedies.......................... 75
  13.4  Survival of Representations and Warranties.............. 75
  13.5  Payment of Expenses and Taxes........................... 75
  13.6  Successors and Assigns; Participations and Assignments.. 76
  13.7  Adjustments; Set-off.................................... 78
  13.8  Counterparts............................................ 79
  13.9  Severability............................................ 79
  13.10 Integration............................................. 79
  13.11 Governing Law........................................... 79
  13.12 Submission To Jurisdiction; Waivers..................... 80
  13.13 Acknowledgments......................................... 80
  13.14 WAIVERS OF JURY TRIAL................................... 81
  13.15 Confidentiality......................................... 81

SCHEDULES

     Schedule 1.0     Lenders, Commitments and Applicable Lending Offices

     Schedule 1.1     Terms of Permitted Junior Takeout Securities

     Schedule 1.2     Roll-Up Documents

     Schedule 2.2     Scheduled Term Loan Repayments

     Schedule 7.15    Subsidiaries

     Schedule 7.16    Filing Jurisdictions

     Schedule 7.19    Insurance

     Schedule 7.20    Transactions Costs

     Schedule 7.23    Environmental Matters

     Schedule 8.1(d)  Employment Agreements, Incentive Plans

     Schedule 10.2A   Existing Indebtedness to be Repaid

     Schedule 10.2B   Existing Indebtedness to Remain Outstanding


EXHIBITS

     Exhibit A-1  Form of Term Note

     Exhibit A-2  Form of Bridge Loan Note

     Exhibit A-3  Form of Revolving Credit Note

     Exhibit B    Form of Bridge Guarantee

     Exhibit C    Form of Borrower Pledge Agreement

     Exhibit D    Form of Borrower Security Agreement

     Exhibit E    Form of Borrowing Base Certificate

     Exhibit F    Form of Subsidiaries Guarantee

     Exhibit G    Form of Subsidiaries Security Agreement

     Exhibit H    Form of Non-Bank Status Certificate

     Exhibit I    Form of Closing Certificate
     Exhibit J-1  Form of Opinion of Katten, Muchin & Zabel
     Exhibit J-2  Form of Opinion of Shefsky & Froelich, Ltd.
     Exhibit K    Form of Assignment and Acceptance

          CREDIT AGREEMENT, dated as of October 16, 1997, among DIVERSIFIED FOOD GROUP, L.L.C., a Delaware limited liability company (the "Borrower"), the lenders from time to time parties to this Agreement (the "Lenders") and CANADIAN IMPERIAL BANK OF COMMERCE, as agent for the Lenders hereunder.

                                   RECITALS

          Pursuant to that Asset Purchase Agreement, dated as of October 9, 1997 (as amended, supplemented or otherwise modified as permitted hereunder, the "Cohen's Purchase Agreement"), among the Borrower, Cohen's Famous Frozen Foods, Inc., a New Jersey corporation ("Old Cohen's"), Sidney Cohen and Edward Cohen, the Borrower (or an assignee thereof) will purchase (the "Cohen's Acquisition") substantially all of the assets of Old Cohen's on a going concern basis. The Borrower has requested that (a) certain of the Lenders make a term loan to the Borrower in the aggregate principal amount of $23,000,000, (b) certain of the Lenders make a bridge loan to the Borrower in the aggregate principal amount of S5,000,000, and (c) certain of the Lenders make available to the Borrower revolving credit loans and letters of credit in an aggregate principal and face amount at any one time outstanding not to exceed $9,000,000, the proceeds of which loans and letters of credit would be used (i) to finance a portion of the purchase price of the Cohen's Acquisition, (ii) to refinance substantially all indebtedness of the Borrower and its subsidiaries, (iii) to finance the working capital requirements of the Borrower and its subsidiaries in the ordinary course of business and (iv) to pay fees and expenses incurred in connection with the foregoing and in connection herewith. The Lenders are willing to make such extensions of credit available to the Borrower, but only on the terms, and subject to the conditions, set forth in this Agreement.

          The parties hereto hereby agree as follows:

          SECTION 1. DEFINITIONS

          1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

          "Account": as defined in the Uniform Commercial Code as in effect in the State of New York on the date hereof.

          "Affiliate": as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person (including, with its correlative meanings, "controlled by" and "under common control with") means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

          "Agent": CIBC. together with its affiliates, as the arranger of the Commitments and as the agent for the Lenders under this Agreement and the other Loan Documents.

          "Aggregate Outstanding RC Extensions of Credit": as to any Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding and (b) such Lender's Revolving Credit Commitment Percentage of the L/C Obligations then outstanding.

          "Agreement": this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

          "Applicable Lending Office": for each Lender and for each Type of Loan, the lending office of such Lender designated for such Type of Loan on
     Schedule I hereto (or any other lending office from time to time notified to the Agent by such Lender) as the office at which its Loans of such Type are to be made and maintained.

          "Applicable Margin": for any Loan of any Type, the rate per annum set forth under the relevant column heading below:

          Base Rate    Eurodollar
            Loans        Loans
          ---------    ----------
            1.00%        2.75%

          "Application": an application, in such form as the Issuing Bank may specify from time to time, requesting the Issuing Bank to open a Letter of Credit.

          "Arranger": CIBC WG, as arranger of the Commitments.

          "Assigned Policy": any life insurance policy assigned to the Agent pursuant to an Assignment of Life Insurance.

          "Assignee": as defined in Section 13.6(c).

          "Assignment and Acceptance": as defined in Section 13.6(c).

          "Assignments of Life Insurance": the collective reference to the Borrower Assignment of Life Insurance and the Subsidiaries Assignment of Life Insurance.

          "Available RC Commitment": as to any Lender, at any time, an amount equal to the excess, if any, of (a) such Lender's Revolving Credit Commitment over (b) such Lender's Aggregate Outstanding RC Extensions of Credit.

          "Base Rate": for any day, the rate per annum (rounded upward, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest publicly announced by CIBC in

     New York, New York from time to time as its base rate (the base rate not being intended to be the lowest rate of interest charged by CIBC in connection with extensions of credit to debtors).

          "Base Rate Loans": Loans the rate of interest applicable to which is based upon the Base Rate.

          "Borrower": as defined in the heading to this Agreement.

          "Borrower Assignment of Life Insurance": the Assignment of Life Insurance to be executed and delivered by the Borrower, in form and substance reasonably satisfactory to the Agent (or similar instrument sufficient to provide the Agent, for the benefit of the Lenders, with collateral security in the life insurance policies referenced in Section 9.14), as the same may be amended, supplemented or otherwise modified from time to time.

          "Borrower Patent Assignment": the Patent Assignment to be executed and delivered by the Borrower, substantially in the form of Annex A to the Borrower Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

          "Borrower Pledge Agreement": the Pledge Agreement to be executed and delivered by the Borrower, substantially in the form of Exhibit C, as the same may be amended, supplemented or otherwise modified from time to time.

          "Borrower Security Agreement": the Security Agreement to be executed and delivered by the Borrower, substantially in the form of Exhibit D, as the same may be amended, supplemented or otherwise modified from time to time.

          "Borrower Security Documents": the collective reference to the Borrower Assignment of Life Insurance, the Borrower Patent Assignment, the Borrower Pledge Agreement, the Borrower Security Agreement, and the Borrower Trademark Assignment.

          "Borrower Trademark Assignment": each Memorandum of Security Interest in Trademarks to be executed and delivered by the Borrower, substantially in the form of Annex B to the Borrower Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

          "Borrowing Base": at any time, the sum of (a) 85% (or such other percentage as the Agent shall determine in accordance with Section 9.9) of the then Eligible Accounts and (b) 50% (or such other percentage as the Agent shall determine in accordance with Section 9.9) of the then Eligible Inventory. The Borrowing Base in effect at any time shall be the Borrowing Base as shown on the Borrowing Base Certificate most recently delivered by the Borrower pursuant to this Agreement; provided, however, that if the Borrower shall

     Certificate when required pursuant to Section 9.2(c), the Borrowing Base in effect shall be zero until such Borrowing Base Certificate is delivered.

          "Borrowing Base Certificate": a certificate, substantially in the form of Exhibit E, with appropriate insertions, showing the Borrowing Base as of the date set forth therein, and executed on behalf of the Borrower by a duly authorized officer thereof.

          "Borrowing Date": any Business Day specified in a notice pursuant to
     Section 2.3, 3.3 or 4.3 as a date on which the Borrower requests the Lenders to make Loans hereunder.

          "Bridge Guarantees": the Limited Guarantees to be executed and delivered by each of Zahn and Gould, substantially in the form of Exhibit B, as the same may be amended, supplemented or otherwise modified from time to time.

          "Bridge Loan": as defined in Section 3.1.

          "Bridge Loan Commitment": as to any Lender, its obligation to make a Bridge Loan to the Borrower pursuant to Section 3.1 in the amount set forth opposite such Lender's name on Schedule 1.0 under the caption "Bridge Loan".

          "Bridge Loan Commitment Percentage": as to any Lender, the percentage equal to the quotient of such Lender's Bridge Loan Commitment divided by the aggregate Bridge Loan Commitments.

          "Bridge Loan Note": as defined in Section 3.2.

          "Business": as defined in Section 7.23(b).

          "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City or Chicago, Illinois are authorized or required by law to close, and, if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, or a Conversion of or into, or an Interest Period for, a Eurodollar Loan or a notice by the Borrower with respect to any such borrowing, payment, prepayment, Conversion or Interest Period, which is also a day on which dealings in Dollar deposits arc carried out in the London interbank market.

          "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all similar ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

          "Cash Equivalents": (a) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of 90 days or less from the date of acquisition and overnight bank deposits of any Lender or of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-1 or the equivalent thereof by Standard and Poor's Ratings Group ("S&P") or P-1 or the equivalent thereof by Moody's Investors Service, Inc. ("Moody's") and in either case maturing within 90 days after the day of acquisition, (e) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's, (f) securities with maturities of 90 days or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

          "CIBC": Canadian Imperial Bank of Commerce.

          "CIBC WG": CIBC Wood Gundy Securities Corp.

          "Clean-Down Period": during each fiscal year of the Borrower during the Revolving Credit Commitment Period, any period of 30 consecutive days specified by the Borrower in a notice to the Agent identified as a "Notice of Clean-Down Period" no later than five Business Days after the end of such period, or if no such notice shall be delivered for any such fiscal year, the last 30 days of such fiscal year.

          "Closing Date": the date on which the conditions precedent set forth in Section 8.1 shall be satisfied or waived pursuant to the terms hereof.

          "Code": the Internal Revenue Code of 1986, as amended from time to time.

          "Cohen Employment Agreements": collectively, the Employment and Non-Competition Agreements to be entered into between each of Sidney Cohen, Edward Cohen, Neil Cohen, Craig Cohen and the Borrower, substantially in the form of Exhibits C, D, E and F to the Cohen's Purchase Agreement, as the same may be amended, supplemented or otherwise modified as permitted hereunder; each, a"Cohen Employment Agreement".

          "Cohen's Acquisition": as defined in the recitals hereto.

          "Cohen's Acquisition Documents": collectively, the Cohen's Purchase Agreement, the Cohen's Assumption, the Cohen's Assignment, the Cohen Employment

     Agreements, the Neil Cohen Option Agreement, the Cohen's Escrow Agreement, the Cohen's Lease and the Cohen's Subordinated Seller Note, and all other agreements, instruments and documents executed and delivered pursuant to any thereof.

          "Cohen's Assignment": the Instrument of Assignment to be entered into among the Borrower, Old Cohen's, Sidney Cohen and Edward Cohen, substantially in the form of Exhibit B to the Cohen's Purchase Agreement, as the same may be amended, supplemented or otherwise modified as permitted hereunder.

          "Cohen's Assumption": the Assumption Agreement to be entered into by the Borrower and Old Cohen's, substantially in the form of Exhibit A to the Cohen's Purchase Agreement, as the same may be amended, supplemented or otherwise modified as permitted hereunder.

          "Cohen's Escrow Agreement": the Escrow Agreement to be entered into among Old Cohen's, Sidney Cohen, Edward Cohen, Neil Cohen, Craig Cohen, New Cohen's and Lampf, Lipkind, Prupis, Petigrow & LaBue, as escrow agent, substantially in the form of Exhibit H to the Cohen's Purchase Agreement, as the same may be amended, supplemented or otherwise modified as permitted hereunder.

          "Cohen's Lease": the Lease to be entered into between the Borrower, as lessee and Sidey Cohen and Edward Cohen, as lessors, substantially in the form of Exhibit G to the Cohen's Purchase Agreement, as the same may be amended, supplemented or otherwise modified as permitted hereunder.

          "Cohen's Purchase Agreement": as defined in the recitals hereto.

          "Cohen's Subordinated Seller Note": the Borrower's 8.5% Convertible Unsecured Subordinated Note due October 9, 2002, made by the Borrower in favor of Old Cohen's, in the original principal amount of $1,197,082, substantially in the form of Exhibit K to the Cohen's Purchase Agreement, as the same may be amended, supplemented or otherwise modified as permitted hereunder.

          "Collateral": all property and interests in property of the Loan Parties, now owned or hereinafter acquired, upon which a Lien is purported to be created by any Security Document.

          "Commercial Letter of Credit": as defined in Section 5.1(b)(1)(B).

          "Commmitments": the collective reference to the Bridge Loan Commitments. The Revolving Credit Commitments and the Term Loan Commitments.

          "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of
     Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

          "Consolidated Current Assets": at a particular date, all amounts which would, in conformity with GAAP, be included under current assets on a consolidated balance sheet of the Borrower and the Subsidiaries as at such date.

          "Consolidated Current Liabilities": at a particular date, all amounts which would, in conformity with GAAP, be included under current liabilities on a consolidated balance sheet of the Borrower and the Subsidiaries as at such date.

          "Consolidated EBITDA": for any period, the sum for such period of (a) Consolidated Net Income, and (b) the sum of provisions for income taxes, interest expense, and depreciation and amortization expense used in determining such Consolidated Net Income.

          "Consolidated Fixed Charges": for any period, the sum of (i) the amounts deducted for Consolidated Interest Expense and Consolidated Lease Expense in determining Consolidated Net Income for such period, (ii) the amount of scheduled payments of principal of Indebtedness during such period, and (iii) the provision for income taxes used in determining Consolidated Net Income for such period.

          "Consolidated Indebtedness": at any time, the sum of (a) aggregate Indebtedness of the Borrower and its consolidated Subsidiaries, excluding the Cohen's Subordinated Seller Note. at such time determined on a consolidated basis in accordance with GAAP, and (b) without duplication, the aggregate amount of the Revolving Credit Commitments at such time.

          "Consolidated Interest Expense": for any period, the amount which, in conformity with GAAP, would be set forth opposite the caption "interest expense" or any like caption (including without limitation, imputed interest included in payment under Financing Leases) on a consolidated income statement of the Borrower and the Subsidiaries for such period excluding the amortization of any original issue discount.

          "Consolidated Lease Expense": for any period, the aggregate amount of fixed or contingent rentals payable by the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, for such period with respect to leases of real and personal property.

          "Consolidated Net Income": for any period, the consolidated net income (or deficit) of the Borrower and the Subsidiaries for such period (taken as a cumulative whole), determined in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or any Subsidiary, (except with respect to any such merger or consolidation accounted for on a pooling of interest basis), (b) the income (or deficit) of any Person (other than a Subsidiary) in which the Borrower or any Subsidiary has an ownership interest, except to the extent that any such income has been actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions, (c) the undistributed earnings of any

     Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation or Requirement of Law applicable to such Subsidiary, (d) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period, (e) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, exchange or other disposition of capital assets (such term to include all fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities), (f) any write-up of any asset, (g) any net gain from the collection of the proceeds of life insurance policies, (h) any gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of the Borrower or any Subsidiary, (i) in the case of a successor to the Borrower by consolidation or merger or as a transferee of its assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets, and (j) any deferred credit representing the excess of equity in any Subsidiary at the date of acquisition over the cost of the investment in such Subsidiary.

          "Continue", "Continuation" and "Continued" shall refer to the continuation of a Eurodollar Loan from one Interest Period to the next Interest Period.

          "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

          "Convert", "Conversion" and "Converted" shall refer to a conversion of Base Rate Loans into Eurodollar Loans or of Eurodollar Loans into Base Rate Loans, which may be accompanied by the transfer by a Lender (at its sole discretion) of a Loan from one Applicable Lending Office to another.

          "Credit Exposure": as to any Lender at any time, the sum of (a) its Revolving Credit Commitment (or, if the Revolving Credit Commitments shall have expired or been terminated, the aggregate unpaid principal amount of its Revolving Credit Loans plus the amount of its Revolving Credit Commitment Percentage of any L/C Obligations), (b) the unpaid principal amount of its Term Loan and (c) the unpaid principal amount of its Bridge Loan.

          "Credit Exposure Percentage": as to any Lender at any time, the fraction (expressed as a percentage), the numerator of which is the Credit Exposure of such Lender at such time and the denominator of which is the aggregate Credit Exposures of all of the Lenders at such time.

          "Default": any of the events specified in Section 11, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          "Designated Beneficiary": Zahn or Gould or any other Person for whom a key person life insurance policy that is subject to an Assignment of Life Insurance is taken out.

          "Dollars" and "$": dollars in lawful currency of the United States of America.

          "Eligible Accounts" as to the Borrower and the other Loan Parties, at a particular date, the total outstanding balance of Accounts of the Loan Parties, minus (without duplication): (a) Accounts which are not bona fide, valid and legally enforceable obligations of the obligor in respect thereof that arise from the actual sale and delivery of goods or rendition and acceptance of services in the ordinary course of business to such obligor;
     (b) Accounts which have not been documented by an invoice in a customary form used by the Loan Parties, and reasonably acceptable to the Agent; (c) Accounts which contravene, or arise from sales which contravene in any material respect, any Requirement of Law applicable thereto; (d) Accounts which have been invoiced by the relevant Loan Party which have been outstanding and unpaid for ninety (90) days or more from the date of invoice ("Past Due Receivables"); (e) the lesser of (i) Accounts of any obligor which is both a customer of and a vendor to any Loan Party and (ii) the amount owing by such Loan Party to such obligor; (f) if more than 50% of the Accounts of any obligor constitute Past Due Receivables, the Accounts of such obligor; (g) Accounts which arise from a bill and hold sale prior to the shipment of the goods that are the subject thereof; (h) Accounts of any obligor which is an Affiliate or Subsidiary of the Borrower or any other Loan Party; (i) without limitation of clause (p) of this definition, Accounts of any obligor which is organized under the laws of a jurisdiction outside the United States of America ("Foreign Accounts"), unless each such Foreign Account is supported by a letter of credit approved by the Agent in favor of the Borrower or by credit insurance reasonably acceptable to the Agent, in either case subject to a perfected first priority security interest in favor of the Agent for the ratable benefit of the Lenders; (j) Accounts of the United States of America or any instrumentality thereof, unless the relevant Loan Party duly assigns its rights to payment of such Accounts to the Agent for the ratable benefit of the Lenders pursuant to the Assignment of Claims Act of 1940, as amended from time to time (31 U.S.C. (S) 3723 et seq.); (k) without limitation of clause (p) of this definition, Accounts which are not denominated and payable in Dollars in the United States of America; (l) without limitation of clause (p) of this definition. Accounts which are not subject to a perfected first priority security interest in favor of the Agent for the ratable benefit of the Lenders pursuant to the Security Agreements, other than Foreign Accounts; (m) Accounts which do not conform in all material respects to the representations and warranties contained in the Security Agreements with respect thereto; (n) Accounts of obligors which are insolvent or the subject of any bankruptcy or insolvency proceeding of any kind; and (o) such other Accounts as the Agent, in its commercially reasonable judgment, believes will not be paid in full within ninety (90) days of the date of invoice thereof, (p) Accounts of any obligor which is organized under the laws of the United Kingdom of Great Britain and Northern Ireland or any political subdivision thereof, provided that the aggregate amount of Accounts included as Eligible Accounts pursuant to this clause (p) may not to exceed $750,000 at any time.

          "Eligible Inventory": as to the Borrower and the other Loan Parties, at a particular date, the aggregate amount of Inventory as recorded at cost on a first in, first out basis in its accounting records, minus (without duplication) the sum of: (a) Inventory which is not owned solely by the Borrower or another Loan Party free and clear of all Liens or other rights or claims of any other Person (except in favor of the Agent for the ratable benefit of the Lenders); (b) Inventory which is not subject to a perfected first priority security interest in favor of the Agent for the ratable benefit of the Lenders pursuant to the Security Agreements; (c) Inventory which is damaged; (d) work-in-process; (e) seventy percent (70%) of packaging materials; (f) Inventory which is allocable to a contract with the United States of America or any instrumentality thereof, unless the relevant Loan Party duly assigns its rights to payment for such Inventory to the Agent for the ratable benefit of the Lenders pursuant to the Assignment of Claims Act of 1940, as amended from time to time (31 U.S.C.
     (S) 3723 et seq.); (g) Inventory that is more than twelve (12) months old and any additional reserve provided by the Loan Parties for obsolete, second quality or slow-moving goods; (h) Inventory which does not conform in all material respects to the representations and warranties contained in the applicable Security Agreement; (i) Inventory of the Loan Parties which is held by any Person (other than a Loan Party) that has not executed and delivered a Warehouse Bailment Agreement in form and substance reasonably satisfactory to the Agent; and (j) such other Inventory as the Agent, exercising its commercially reasonable judgment, has otherwise determined to be unacceptable because the Agent believes that such Inventory is not readily saleable on the customary terms on which it is usually sold.

          "Employment Agreements": as defined in Section 8.1(d)(iv).

          "Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

          "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for

     Borrower for such fiscal year, (iv) the amount of capital expenditures actually made during such fiscal year to the extent permitted by Section 6.8, (v) the increase (if any) in the amount of the excess of Consolidated Current Assets (excluding cash and cash equivalents) over Consolidated Current Liabilities at the end of such fiscal year compared to the amount of the excess of Consolidated Current Assets (excluding cash and cash equivalents) over Consolidated Current Liabilities at the end of the immediately preceding fiscal year of the Borrower, and (vi) the aggregate amount of distributions actually made in respect of such fiscal year by the Borrower to the extent permitted by the proviso to Section 10.8.

          "Existing Financing Documents": all credit agreements, indentures, notes, guarantees and other financing documents evidencing or governing the Indebtedness listed on Schedule 10.2A.

          "Family Group": with respect to any Person, such Person's spouse, descendants and ancestors (in each case whether natural or adopted), a spouse of any such descendant or ancestor and a trustee of any trust established primarily for the benefit of any one or more of the foregoing.

          "Federal Funds Effective Rate": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.

          "Fee Letter": that certain Fee Letter, dated September 25, 1997, between CIBC and the Borrower, as amended, supplemented or otherwise modified from time to time.

          "Financing Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

          "GAAP": generally accepted accounting principles in the United States of America in effect from time to time.

          "Gould": Lawrence Gould, an individual residing at 551 Monroe Avenue, Glencoe, Illinois 60022.

          "Governing Documents": as to any Person, its articles or certificate of incorporation and by-laws, its partnership agreement, its certificate of information and operating agreement, and/or the other organizational or governing documents of such Person.

          "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments or similar items of payment for deposit or collection in the ordinary course of business. The terms "Guarantee" and "Guaranteed" used as a verb shall have a correlative meaning. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of
     (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

          "Guarantor": any Person delivering a Bridge Guarantee or the Subsidiaries Guarantee (or which becomes party to the Subsidiaries Guarantee by supplement thereto) pursuant to this Agreement.

          "Incentive Plan": as defined in Section 8.1(d)(iv).

          "Incremental Taxable Income": with respect to any period, an amount equal to the excess of (a) the aggregate amount of taxable income (and gain) of the Borrower for such period and for all prior taxable years over
     (b) the sum of (i) the aggregate amount of ordinary taxable loss of the Borrower for such periods and taxable years plus (ii) the aggregate amount of capital loss of the Borrower for such periods and taxable years, taking into account any capital loss only to the extent of capital gains recognized in or after the taxable year of the capital loss (and only to the extent any capital gain was not used to allow any other capital loss to be taken into account), plus (iii) the aggregate positive Incremental Taxable Income for all such prior periods and taxable years in which Incremental Taxable Income was positive.

          "Indebtedness": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Financing Leases, (d) all obligations of such Person in respect of letters of credit, acceptances or similar instruments issued or created for the account of such Person and (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

          "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

          "Insolvent": pertaining to a condition of Insolvency.

          "Interest Payment Date": (a) as to any Base Rate Loan, the last day of each March, June, September and December, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, and (c) as to any Eurodollar Loan having an Interest Period longer than three months, (i) each day which is three months, or a whole multiple thereof, after the first day of such Interest Period, and
     (ii) the last day of such Interest Period.

          "Interest Period": with respect to any Eurodollar Loan:

               (i) initially, the period commencing on the borrowing or Conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of Conversion, as the case may be, given with respect thereto; and

               (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

     provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

               (1) if any Interest Period pertaining to a Eurodollar Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

               (2) any Interest Period that would otherwise extend beyond the Termination Date or beyond the date final payment is due on the Term Loans shall end on the Termination Date or such date of final payment, as the case may be;

               (3) any Interest Period pertaining to a Eurodollar Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

               (4) during the period commencing on the Closing Date and ending 30 days following the Closing Date, the Borrower may only select Interest Periods having a duration of one month.

          "Issuing Bank": CIBC, in its capacity as issuer of any Letter of Credit.

          "Landlord Agreement": each Landlord Agreement executed and delivered by the lessee of premises leased by the Borrower or any other Loan Party, in a form heretofore approved by the Agent or such other form as the Agent may approve, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

          "L/C Commitment": $9,000,000.

          "L/C Fee Payment Date": the last day of each March, and June, September and December.

          "L/C Obligations": at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 5.5(a).

          "L/C Participants": the collective reference to all the Lenders other than the Issuing Bank.

          "Letters of Credit": as defined in Section 5.1(a).

          "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing), and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing.

          "Loan": any loan made by any Lender pursuant to this Agreement.

          "Loan Documents": this Agreement, the Notes, the Applications, the Subsidiaries Guarantee and the Security Documents.

          "Loan Parties": the Borrower and each Subsidiary of the Borrower which is a party to a Loan Document.

          "Material Adverse Effect": a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of this or any of the other Loan Documents or the rights or remedies of the Agent or the Lenders hereunder or thereunder.

          "Material Environmental Amount": an amount payable by the Borrower and/or its Subsidiaries in excess of $500,000 for remedial costs, compliance costs, compensatory damages, punitive damages, fines, penalties or any combination thereof.

          "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

          "Multiemplover Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "Net Proceeds": (i) the aggregate cash consideration received by the Borrower or a Subsidiary in connection with any transaction referred to in
     Section 6.5(e) less (ii) the expenses (including out-of-pocket expenses) incurred by the Borrower or such Subsidiary in connection with such transaction (including, in the case of any issuance of debt or equity securities, underwriters' commissions and fees) less (iii) the amount of any federal and state taxes incurred in connection with such transaction, in each case as certified by a Responsible Officer to the Agent at the time of such transaction less (iv) in the case of any sale of assets, the outstanding principal amount of any Indebtedness (other than the Secured Obligations (as defined in the Borrower Security Agreement and the Subsidiaries Security Agreement)) secured thereby.

          "New Cohen's": Cohen's Kosher Food, L.L.C., a Delaware limited liability company.

          "Non-Bank Status Certificate": as defined in Section 6.11(b)(i)(B).

          "Non-Excluded Taxes": as defined in Section 6.11.

          "Notes": the collective reference to the Revolving Credit Notes, the Bridge Notes and the Term Notes.

          "Obligations": the unpaid principal amount of, and interest (including, without limitation, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) on the Loans, and all other obligations and liabilities of the Loan Parties to the Agent and the Lenders, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, or out of or in connection with this Agreement, the Notes, the Bridge Guarantee, the Subsidiaries Guarantee, the Security Documents and any other Loan Documents and any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Agent or to the Lenders that are required to be paid by a Loan Party pursuant to the terms of the Loan Documents) or otherwise.

          "Old Cohen's": as defined in the Recitals hereto.

          "Participant": as defined in Section 13.6(b).

          "Patent Assignments": the collective reference to the Borrower Patent Assignment, and the Subsidiaries Patent Assignment.

          "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

          "Permitted Junior Takeout Securities": subordinated indebtedness of the Borrower to be issued not later than December 31, 1997 in an aggregate principal amount at least sufficient to refinance the Bridge Loans then outstanding, having the terms set forth on Schedule 1.1 and such other terms and conditions as may be acceptable to the Agent and the Required Lenders, and the net proceeds of which shall be applied to the payment of the Bridge Loans and the other Obligations in accordance with the terms of
     Section 6.5(c), as such subordinated indebtedness may be amended, supplemented or otherwise modified from time to time in accordance with the terms of Section 10.11.

          "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
     Section 3(5) of ERISA.

          "Pro Forma Balance Sheet": as defined in Section 7.1(c).

          "Properties": as defined in Section 7.23(a).

          "Register": as defined in Section 13.6(d).

          "Regulation G": Regulation G of the Board of Governors of the Federal Reserve System as in effect from time to time.

          "Regulation U": Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

          "Reimbursement Obligation": the obligation of the Borrower to reimburse the Issuing Bank pursuant to Section 5.5(a) for amounts drawn under Letters of Credit.

          "Related Fund": with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

          "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

          "Reportable Event": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under Sections .13, .14, .16, .18. .19 or .20 of PBGC Reg. (S) 4043.

          "Required Lenders": at any time, Lenders the Credit Exposure Percentages of which aggregate at least 51%.

           "Requirement of Law": as to any Person, the certificate of incorporation and by-laws or other organizational or Governing Documents of such Person. and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Responsible Officer": the chief executive officer, the chief operating officer and the president of the Borrower or, with respect to financial matters, the chief financial officer of the Borrower.

     eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such System.

          "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, (a) the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 375O (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period, or (b) if for any reason such rate is not available, the rate per annum equal to the rate at which CIBC is offered Dollar deposits at or about 10:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Loan to be outstanding during such Interest Period.

          "Eurodollar Loans": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

          "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/l00th of 1%):

                             Eurodollar Base Rate
                         ----------------------------
                   1.00 - Eurocurrency Reserve Requirements

          "Event of Default": any of the events specified in Section 8; provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          "Excess Cash Flow": as to the Borrower for each fiscal year:

          (a) Consolidated EBITDA of the Borrower for such fiscal year;

          plus (b) the decrease (if any) in the amount of the excess of Consolidated Current Assets (excluding cash and cash equivalents) over Consolidated Current Liabilities at the end of such fiscal year compared to the amount of the excess of Consolidated Current Assets (excluding cash and cash equivalents) over Consolidated Current Liabilities at the end of the immediately preceding fiscal year of the Borrower;

          minus (c) the sum of (i) the amount of all regularly scheduled payments of principal of the Term Loan actually made during such fiscal year and the amount of any voluntary prepayment of principal of the Term Loan made during such fiscal year, (ii) the amount of all interest payments actually made in cash during such fiscal year by the Borrower and its consolidated Subsidiaries, (iii) Consolidated Lease Expense of the

          "Revolving Credit Commitment": as to any Lender, the obligation of such Lender to make Revolving Credit Loans to and for issue or participate in Letters of Credit issued on behalf of the Borrower pursuant to Section
     4.1 in an aggregate principal and/or face amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 1.0 under the caption "Revolving Credit Loan" or in an Assignment and Acceptance, as such amount may be reduced from time to time in accordance with the provisions of this Agreement.

          "Revolving Credit Commitment Percentage": as to any Lender at any time, the percentage which such Lender's Revolving Credit Commitment then constitutes of the aggregate Revolving Credit Commitments (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Revolving Credit Loans then outstanding constitutes of the aggregate principal amount of the Revolving Credit Loans then outstanding).

          "Revolving Credit Commitment Period": the period from and including the date hereof to but not including the Termination Date or such earlier date on which the Revolving Credit Commitments shall terminate as provided herein.

          "Revolving Credit Loans": as defined in Section 4.1.

          "Revolving Credit Note": as defined in Section 4.2.

          "Roll-Up Documents": the documents set forth on Schedule 1.2.

          "Roll-Up Transactions": the transactions described in and/or effected by the Roll-Up Documents.

          "Security Agreements": the collective reference to the Borrower Security Agreement and the Subsidiaries Security Agreement.

          "Security Documents": the collective reference to the Assignments of Life Insurance, the Borrower Pledge Agreement, the Patent Assignments, the Security Agreements, the Trademark Assignments and all other security documents hereafter delivered to the Agent granting a Lien on any asset or assets of any Person to secure any of the Obligations or to secure any guarantee of any such Obligations.

          "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

          "Standby Letter of Credit": as defined in Section 5.1(b)(1)(A).

          "Subsidiaries Guarantee": the Guarantee to be executed and delivered by each Subsidiary of the Borrower, substantially in the form of Exhibit F, as the same may be amended, supplemented or otherwise modified from time to time.

          "Subsidiaries Patent Assignment": the Patent Assignment to be executed and delivered by each Subsidiary, substantially in the form of Annex A to the Subsidiaries Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

          "Subsidiaries Security Agreement": the Security Agreement to be executed and delivered by each Subsidiary in favor of the Agent, substantially in the form of Exhibit G, as the same may be amended, supplemented or otherwise modified from time to time.

          "Subsidiaries Security Documents": the collective reference to the Subsidiaries Patent Assignment, the Subsidiaries Security Agreement, and the Subsidiaries Trademark Assignment.

          "Subsidiaries Trademark Assignment": each Memorandum of Security Interests in Trademarks to be executed and delivered by each Subsidiary, substantially in the form of Annex B to the Subsidiaries Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

          "Subsidiary": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock, membership interests, or other ownership interests having ordinary voting power (other than stock, membership interests, or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation. partnership, limited liability company or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified. all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

          "Subsidiary Guarantor": any Subsidiary party to the Subsidiaries Guarantee as a guarantor.

          "Termination Date": March 31, 2004.

          "Term Loan": as defined in Section 2.1.

          "Term Loan Commitment": as to any Lender, its obligation to make a Term Loan to the Borrower pursuant to Section 2.1 in the amount set forth opposite such Lender's name on Schedule 1.0 under the caption "Term Loan".

          "Term Loan Commitment Percentage": as to any Lender, the percentage equal to the quotient of such Lender's Term Loan Commitment divided by the aggregate Term Loan Commitments.

          "Term Note": as defined in Section 2.2.

          "Trademark Assignments": the collective reference to the Borrower Trademark Assignment and the Subsidiaries Trademark Assignment.

          "Tranche": the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

          "Transferee": as defined in Section 13.6(f).

          "Type": as to any Loan, its nature as a Base Rate Loan or a Eurodollar Loan.

          "Uniform Customs": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

          "Warehouse Bailment Agreement": each Warehouse Bailment Agreement to be made among the Agent, the Borrower and each Person holding any inventory of any Loan Party in a warehouse operated by such Person, in such form as has been heretofore approved by the Agent or such other form as the Agent may approve, as the same may be amended, supplemented or otherwise modified from time to time in accordance herewith.

          "Warrant Agreement": the Warrant Agreement, to be entered into between the Borrower and CIBC, as the same may be amended, supplemented or otherwise modified from time to time.

          "Warrants": the warrants for the purchase of membership interests in the Borrower referenced in the Warrant Agreement.

          "Zahn": Andrew Zahn, an individual residing at 45 Lacaweed Place, Highland Park, Illinois 60035.

          1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Notes or any certificate or other document made or delivered pursuant hereto.

          (b) As used herein and in any Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrower and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          SECTION 2. AMOUNT AND TERMS OF TERM LOAN COMMITMENTS

          2.1 Term Loan Commitments. Subject to the terms and conditions hereof, each Lender severally agrees to make a term loan (a "Term Loan") to the Borrower on the Closing Date in an amount not to exceed the amount of the Term Loan Commitment of such Lender then in effect; provided, that the Term Loan Commitments shall terminate at 3:00 p.m., New York City time, on October 22, 1997 if the Term Loans have not been made prior to that time. The Term Loans may from time to time be (a) Eurodollar Loans, (b) Base Rate Loans or (c) a combination thereof, as determined by the Borrower and notified to the Agent in accordance with Sections 2.3 and 6.2.

          2.2 Term Notes. The Term Loan of each Lender shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit A-1 with appropriate insertions as to payee, date and principal amount (a "Term Note"), payable to the order of such Lender and representing the obligation of the Borrower to pay the amount of the Term Loan made by such Lender. Each Lender is hereby authorized to record the date, Type and amount of its Term Loan and the date and amount of each payment or prepayment of principal thereof and each Conversion of all or a portion thereof to another Type and, and in the case of Eurodollar Loans, the Interest Period with respect thereto, on the schedule annexed to and constituting a part of its Term Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided, that the failure of such Lender to make any such recordation shall not impair or otherwise affect the validity or enforceability of its Term Note. Each Term Note shall (a) be dated the Closing Date, (b) be stated to mature in installments in amounts equal to such Lender's Term Loan Commitment Percentage of the amounts, and payable on the dates, set forth on Schedule 2.2, and (c) bear interest for the period from the date thereof on the unpaid principal amount thereof at the applicable interest rates per annum specified in
Section 6.1. Interest on the Term Notes shall be payable on the dates specified in Section 6.1(d).

          2.3 Procedure for Term Loan Borrowing. The Borrower shall give the Agent irrevocable notice (which notice must be received by the Agent prior to 10:00 a.m., New York City time, (a) three Business Days prior to the Closing Date, if all or any part of the Term Loans are to be initially Eurodollar Loans, or (b) one Business Day prior to the Closing Date, otherwise) requesting that the Lenders make the Term Loans on the Closing Date and specifying (i) the Closing Date, (ii) the amount to be borrowed, (iii) whether the Term Loans are to be initially Eurodollar Loans, Base Rate Loans or a combination thereof and
(iv) if the Term Loans are to be entirely or partly Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor. Upon receipt of such notice the Agent shall promptly notify each Lender thereof. Not later than 11:00 a.m. on the Closing Date each Lender shall make available to the Agent at its office specified in

Section 13.2 the amount of such Lender's pro rata share of such borrowing in immediately available funds. The Agent shall on such date credit the account of the Borrower on the books of such office of the Agent with the aggregate of the amounts made available to the Agent by the Lenders and in like funds as received by the Agent.

          SECTION 3. AMOUNT AND TERMS OF BRIDGE LOAN COMMITMENTS

          3.1 Bridge Loan Commitments. Subject to the terms and conditions hereof, each Lender severally agrees to make a term loan (a "Bridge Loan") to the Borrower on the Closing Date in an amount not to exceed the amount of the Bridge Loan Commitment of such Lender then in effect; provided, that the Bridge Loan Commitments shall terminate at 3:00 p.m., New York City time, on October 22, 1997, if the Bridge Loans have not been made prior to that time. The Bridge Loans may from time to time be (a) Eurodollar Loans, (b) Base Rate Loans or (c) a combination thereof, as determined by the Borrower and notified to the Agent in accordance with Sections 2.3 and 6.2.


          3.2 Bridge Loan Notes. The Bridge Loan of each Lender shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit A-2 with appropriate insertions as to payee, date and principal amount (a "Bridge Loan Note"), payable to the order of such Lender and representing the obligation of the Borrower to pay the amount of the Bridge Loan made by such Lender. Each Lender is hereby authorized to record the date, Type and amount of its Bridge Loan and the date and amount of each payment or prepayment of principal thereof and each Conversion of all or a portion thereof to another Type and, and in the case of Eurodollar Loans, the Interest Period with respect thereto, on the schedule annexed to and constituting a part of its Bridge Loan Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided, that the failure of such Lender to make any such recordation shall not impair or otherwise affect the validity or enforceability of its Bridge Loan Note. Each Bridge Loan Note shall
(a) be dated the Closing Date, (b) be stated to mature in a single installment on December 31, 1997, and (c) bear interest for the period from the date thereof on the unpaid principal amount thereof at the applicable interest rates per annum specified in Section 6.1. Interest on the Bridge Loan Notes shall be payable on the dates specified in Section 6.1(d).

          3.3 Procedure for Bridge Loan Borrowing. The Borrower shall give the Agent irrevocable notice (which notice must be received by the Agent prior to 10:00 a.m., New York City time, (a) three Business Days prior to the Closing Date, if all or any part of the Bridge Loans are to be initially Eurodollar Loans, or (b) one Business Day prior to the Closing Date, otherwise) requesting that the Lenders make the Bridge Loans on the Closing Date and specifying (i) the Closing Date, (ii) the amount to be borrowed, (iii) whether the Bridge Loans are to be initially Eurodollar Loans, Base Rate Loans or a combination thereof, and (iv) if the Bridge Loans are to be entirely or partly Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor. Upon receipt of such notice the Agent shall promptly notify each Lender thereof. Not later than

11:00 a.m. on the Closing Date each Lender shall make available to the Agent at its office specified in Section 13.2 the amount of such Lender's pro rata share of such borrowing in immediately available funds. The Agent shall on such date credit the account of the Borrower on the books of such office of the Agent with the aggregate of the amounts made available to the Agent by the Lenders and in like funds as received by the Agent.

          SECTION 4. AMOUNT AND TERMS OF REVOLVING CREDIT COMMITMENTS

          4.1 Revolving Credit Commitments. (a) Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans ("Revolving Credit Loans") to the Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's Revolving Credit Commitment Percentage of the outstanding L/C Obligations, does not exceed the lesser of (i) the amount of such Lender's Revolving Credit Commitment then in effect and (ii) such Lender's Revolving Credit Commitment Percentage of the Borrowing Base then in effect; provided, that the Revolving Credit Commitments shall terminate at 3:00 p.m., New York City time, on October 22, 1997 if the Term Loans have not been made prior to that time. During the Revolving Credit Commitment Period the Borrower may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

          (b) The Revolving Credit Loans may from time to time be (i) Eurodollar Loans, (ii) Base Rate Loans, or (iii) a combination thereof, as determined by the Borrower and notified to the Agent in accordance with Sections 4.3 and 6.2, provided that no Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Termination Date.

          4.2 Revolving Credit Notes. The Revolving Credit Loans made by each Lender shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit A-3 with appropriate insertions as to payee, date and principal amount (a "Revolving Credit Note"), payable to the order of such Lender and evidencing the obligation of the Borrower to pay a principal amount equal to the lesser of (a) the amount of the Revolving Credit Commitment of such Lender and (b) the aggregate unpaid principal amount of all Revolving Credit Loans made by such Lender. Each Lender is hereby authorized to record the date, type and amount of each Revolving Credit Loan made or Converted by such Lender, the date and amount of each payment or prepayment of principal thereof, and, in the case of Eurodollar Loans, the Interest Period with respect thereto, on the schedule annexed to and constituting a part of its Revolving Credit Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded. Each Revolving Credit Note shall (x) be dated the Closing Date, (y) be stated to mature on the Termination Date and (z) bear interest on the unpaid principal amount thereof from time to time outstanding at the applicable interest rate per annum determined as provided in Section 6.1. Interest on each Revolving Credit Note shall be payable on the dates specified in Section 6.1(d).

          4.3 Procedure for Revolving Credit Borrowing. The Borrower may borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day in an aggregate principal amount not exceeding the lesser of (A) the aggregate Available RC Commitments then in effect and (B) the Borrowing Base then in effect, provided that the Borrower shall give the Agent irrevocable notice (which notice must be received by the Agent prior to 10:00 a.m., New York City time, (a) three Business Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be initially Eurodollar Loans, or (b) one Business Day prior to the requested Borrowing Date, otherwise), specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurodollar Loans, Base Rate Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor. Each borrowing under the Revolving Credit Commitments shall be in an amount equal to (x) in the case of Base Rate Loans, $100,000 or a whole multiple thereof (or, if the then Available RC Commitments are less than $100,000, such lesser amount) and (y) in the case of Eurodollar Loans, $500,000 or a whole multiple of $100,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of each borrowing available to the Agent for the account of the Borrower at the office of the Agent specified in Section
13.2 prior to 11:00 a.m., New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Agent. Such borrowing will then be made available to the Borrower by the Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Agent by the Lenders and in like funds as received by the Agent.

          4.4 Commitment Fee. The Borrower agrees to pay to the Agent for the account of each Lender a commitment fee for the period from and including the first day of the Revolving Credit Commitment Period to the Termination Date, computed at the rate of 1/2 of 1% per annum on the average daily amount of the Available RC Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Termination Date or such earlier date as the Revolving Credit Commitments shall terminate as provided herein, commencing on the first of such dates to occur after the date hereof.

          4.5 Termination or Reduction of Revolving Credit Commitments. The Borrower shall have the right, upon not less than five Business Days' notice to the Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments provided that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans made on the effective date thereof, the aggregate principal amount of the Revolving Credit Loans then outstanding. when added to the then outstanding L/C Obligations, would exceed the Revolving Credit Commitments then in effect. Any such reduction shall be in an amount equal to $100,000 or a whole multiple thereof and shall reduce permanently the Revolving Credit Commitments then in effect.

          SECTION 5. LETTERS OF CREDIT

          5.1 L/C Commitment

          (a) Subject to the terms and conditions hereof, the Issuing Bank, in reliance on the agreements of the other Lenders set forth in Section 5.4(a), agrees to issue letters of credit ("Letters of Credit") for the account of the Borrower on any Business Day during the Revolving Credit Commitment Period in such form as may be approved from time to time by the Issuing Bank; provided that the Issuing Bank shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (1) the L/C Obligations would exceed the L/C Commitment or (2) the Available Revolving Credit Commitment would be less than zero.

          (b) Each Letter of Credit shall:

               (1) be denominated in Dollars and shall be either (A) a standby letter of credit issued to support obligations of the Borrower, contingent or otherwise, to workman's compensation board or similar Governmental Authority for workman's compensation liabilities of the Borrower, to replace the Borrower's existing letter of credit arrangement with a co-packer and for such other purposes as may be approved by the Issuing Lender and the Agent (a "Standby Letter of Credit"), or (B) a commercial letter of credit issued in respect of the purchase of goods or services by the Borrower and its Subsidiaries in the ordinary course of business (a "Commercial Letter of Credit") and

               (2) expire no later than the Termination Date.

          (c) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

          (d) The Issuing Bank shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Bank or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

          5.2 Procedure for Issuance of Letters of Credit.

          The Borrower may from time to time request that the Issuing Bank issue a Letter of Credit by delivering to the Issuing Bank at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Bank, and such other certificates, documents and other papers and information as the Issuing Bank may request. Upon receipt of any Application, the Issuing Bank will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Bank be required to issue any Letter of Credit earlier than [three] Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Bank and the Borrower. The Issuing Bank shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof.

          5.3 Fees, Commissions and Other Charges.

          (a) The Borrower shall pay to the Agent, for the account of the Issuing Bank and the L/C Participants, a letter of credit commission with respect to each Letter of Credit, computed for the period from the date of such payment to the date upon which the next such payment is due hereunder at the rate of 3.00% per annum, calculated on the basis of a 360 day year, of the aggregate amount available to be drawn under such Letter of Credit on the date on which such fee is calculated. 0.25% of such fee shall be payable to the Issuing Bank, and the remaining 2.75% of such fee shall be payable to the L/C Participants to be shared ratably among them in accordance with their respective Commitment Percentages. Such commissions shall be payable in advance on the date of issuance of each Letter of Credit and on each L/C Fee Payment Date to occur thereafter and shall be nonrefundable.

          (b) In addition to the foregoing fees and commissions, the Borrower shall pay or reimburse the Issuing Bank for such normal and customary costs and expenses as are incurred or charged by the Issuing Bank in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

          (c) The Agent shall, promptly following its receipt thereof, distribute to the Issuing Bank and the L/C Participants all fees and commissions received by the Agent for their respective accounts pursuant to this subsection.

          5.4 L/C Participations.


          (a) The Issuing Bank irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Bank to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Bank, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk, an undivided interest equal to such L/C Participant's Revolving Credit Commitment Percentage in the Issuing Bank's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Bank thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Bank that, if a draft is paid under any Letter of Credit for which the Issuing Bank is not reimbursed in full by the Borrower in accordance with the teens of this Agreement, such L/C Participant shall pay to the Issuing Bank upon demand at the Issuing Bank's address for notices specified herein an amount equal to such L/C Participant's Revolving Credit Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

          (b) If any amount required to be paid by any L/C Participant to the Issuing Bank pursuant to Section 5.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Bank under any Letter of Credit is paid to the Issuing Bank within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Bank on demand an amount equal to the product of (1) such amount, times (2) the daily average Federal funds rate, as quoted by the Issuing Bank, during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Bank, times (3) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 5.4(a) is not in fact made available to the Issuing Bank by such L/C Participant within three Business Days after the date such payment is due, the Issuing Bank shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated form such due date at the rate per annum applicable to Base Rate Loans hereunder. A certificate of the Issuing Bank submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

          (c) Whenever, at any time after the Issuing Bank has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 5.4(a), the Issuing Bank receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Bank), or any payment of interest on account thereof, the Issuing Bank will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by the Issuing Bank shall be required to be returned by the Issuing Bank, such L/C Participant shall return to the Issuing Bank the portion thereof previously distributed by the Issuing Bank to it.

          5.5 Reimbursement Obligations of the Borrower.

          (a) The Borrower agrees to reimburse the Issuing Bank on each date on which the Issuing Bank notifies the Borrower of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Bank for the amount of (1) such draft so paid and (2) any taxes and any reasonable fees, charges or other costs or expenses incurred by the Issuing Bank at its address for notices specified herein in lawful money of the United States of America and in immediately available funds.

          (b) Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this Section from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate which would be payable on any outstanding Base Rate Loans which were then overdue.

          (c) Each drawing under any Letter of Credit shall constitute a request by the Borrower to the Agent for a borrowing pursuant to Section 4.3 of Base Rate Loans in the amount of such drawing. The Borrowing Date with respect to such borrowing shall be the date of such drawing.

          5.6 Obligations Absolute.

          (a) The Borrower's obligations under this Section 5 shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Bank or any beneficiary of a Letter of Credit.

          (b) The Borrower also agrees with the Issuing Bank that the Issuing Bank shall not be responsible for, and the Borrower's Reimbursement Obligations under Section 5.5(a) shall not be affected by, among other things, (1) the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or (2) any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or
(3) any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee.

          (c) The Issuing Bank shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Bank's gross negligence or willful misconduct.

          (d) The Borrower agrees that any action taken or omitted by the Issuing Bank under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of the Issuing Bank to the Borrower.

          5.7 Letter of Credit Payments.

          If any draft shall be presented for payment under any Letter of Credit, the Issuing Bank shall promptly notify the Borrower of the date and amount thereof. The responsibility of the Issuing Bank to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.


          5.8 Application.

          To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 5, the provisions of this Section 5 shall apply.

          SECTION 6. GENERAL PROVISIONS APPLICABLE TO LOANS

          6.1 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

          (b) Each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin.

          (c) If all or a portion of (i) any principal of any Loan, (ii) any interest payable thereon, (iii) any commitment fee or (iv) any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), the principal of the Loans and any such overdue interest, commitment fee or other amount shall bear interest at a rate per annum which is (x) in the case of principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% or (y) in the case of any such overdue interest, commitment fee or other amount, the rate described in paragraph (b) of this Section plus 2%, in each case from the date of such non-payment until such overdue principal, interest, commitment fee or other amount is paid in full (as well after as before judgment).

          (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

          6.2 Conversion and Continuation Options. (a) The Borrower may elect from time to time to Convert Eurodollar Loans or to Base Rate Loans by giving the Agent at least two Business Days' prior irrevocable notice of such election, provided that any such Conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to Convert Base Rate Loans to Eurodollar Loans by giving the Agent at least three Business Days' prior irrevocable notice of such election. Any such notice of Conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Agent shall promptly notify each Lender thereof. All or any part of outstanding Eurodollar Loans and Base Rate Loans may be Convened as provided herein, provided that (i) no Loan may be Converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Agent has or the Required Lenders have determined that such a Conversion is not appropriate, (ii) any such Conversion may only be made if, after giving effect thereto, Section
6.3 shall not have been contravened, and (iii) no Loan may be converted into a Eurodollar Loan after the date that is one month prior to the Termination Date (in the case of Conversions of Revolving Credit Loans) or the date of the final installment of principal (in the case of Conversions of Term Loans or Bridge Loans).

          (b) Any Eurodollar Loans may be Continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan may be Continued as such (i) when any Event of Default has occurred and is continuing and the Agent has or the Required Lenders have determined that such a Continuation is not appropriate, (ii) if, after giving effect thereto, Section
6.3 would be contravened or (iii) after the date that is one month prior to the Termination Date (in the case of Continuations of Revolving Credit Loans) or the date of the final installment of principal (in the case of Continuations of Term Loans or Bridge Loans) and provided, further, that if the Borrower shall fail to give such notice or if such Continuation is not permitted such Loans shall be automatically converted to Base Rate Loans on the last day of such then expiring Interest Period.

          6.3 Minimum Amounts and Maximum Number of Tranches. All borrowings, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Loans comprising each Tranche shall be equal to $500,000 or a whole multiple of $100,000 in excess thereof.

          6.4 Optional Prepayments. The Borrower may on the last day of any Interest Period with respect thereto, in the case of Eurodollar Loans, or at any time and from time to time, in the case of Base Rate Loans, prepay the Loans, in whole or in part, without premium or penalty, upon at least four Business Days' irrevocable notice to the Agent, specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, Base Rate Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of any such notice the Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to Section 6.12 and, in the case of prepayments of the Term Loans and the Bridge Loans only, accrued interest to such date on the amount prepaid. Partial prepayments of the Term Loans and the Bridge Loans pursuant to this Section shall be applied to the installments of principal thereof in the inverse order of their scheduled maturities. Amounts prepaid on account of the Term Loans and the Bridge Loans may not be reborrowed. Partial prepayments pursuant to this Section shall be in an aggregate principal amount of $500,000 or a whole multiple of $100,000 in excess thereof.

          6.5 Mandatory Prepayments. (a) Subject to Section 6.12, if on any date on which a Borrowing Base Certificate is delivered pursuant to Section 9.2(c), the Aggregate Outstanding RC Extensions of Credit of all the Lenders exceeds the Borrowing Base, the Borrower shall prepay the Revolving Credit Loans and/or cash collateralize or replace Letters of Credit in an amount equal to the amount of such excess no later than the Business Day immediately following the date of delivery of such Borrowing Base Certificate.

          (b) Subject to Section 6.12, (i) if on any date the Aggregate Outstanding RC Extensions of Credit of all the Lenders exceeds the Revolving Credit Commitments, the Borrower shall immediately prepay the Revolving Credit Loans and/or cash collateralize or replace Letters of Credit in an amount equal to the amount of such excess; and (ii) if on any date during any Clean-Down Period the Aggregate Outstanding RC Extensions of Credit of all Lenders exceeds $3,000,000, the Borrower shall immediately prepay the Revolving Credit Loans and/or cash collateralize or replace Letters of Credit in an amount equal to such excess.

          (c) Unless the Required Lenders otherwise agree, the Borrower shall prepay the Loans and reduce the Commitments in an amount equal to (i) 100% of the Net Proceeds of any sale or issuance of Permitted Junior Takeout Securities, (ii) 100% of the Net Proceeds of any sale or issuance of any other debt securities, and 100% of the Net Proceeds of any sale or issuance of any equity securities, in either case by the Borrower or any Subsidiary, whether in a public offering, a private placement or otherwise, (iii) 100% of the Net Proceeds of any sale, lease, assignment, exchange or other disposition for cash of any asset or group of assets (including, without limitation, but subject to clause (e) of this Section 6.5, insurance proceeds paid as a result of any destruction, casualty or taking of any property of the Borrower or any Subsidiary) not made in the ordinary course of business, by the Borrower or any Subsidiary of the Borrower, (iv) 100% of the cash proceeds received in respect of any Assigned Policy upon the death of a Designated Beneficiary, and (v) 100% of the Net Proceeds of any amounts received by the Borrower as a release of funds escrowed pursuant to the Cohen's Escrow Agreement, in any such case no later than three Business Days following receipt by the Borrower or such Subsidiary of such proceeds, together with accrued interest to such date on the amount prepaid; provided that no such prepayment shall be required pursuant to subclause (iii) of this Section 6.5(c) unless the aggregate amount of such Net Proceeds received by the Borrower and its Subsidiaries and not previously applied to prepayment of the Term Loans and Bridge Loans and the reduction of the Commitments pursuant to Section 6.5(c)(iii) is at least $250,000. Amounts prepaid pursuant to this Section 6.5(c) shall be applied first to installments of principal of the Term Loans and Bridge Loans until paid in full, pro rata, and second to the reduction of the Revolving Credit Commitments and the prepayment of the Revolving Credit Loans and cash collateralization of the Letters of Credit; provided that Net Proceeds of any Permitted Junior Takeout Securities shall be applied first to the principal of, and accrued and unpaid interest on, the Bridge Loans until paid in full, and then as otherwise provided in this sentence. Prepayments of installments of Term Loans shall be applied in the inverse order of maturity and such amounts so prepaid may not be reborrowed. Nothing in this Section 6.5(c) shall be construed to derogate any restriction or limitation contained in any Loan Document imposed on any transaction of the types described in this Section 6.5(c), including without limitation the restrictions set forth in Sections
10.2. 10.5 and 10.6 hereof.

          (d) On or before the earlier of the date on which the financial statements referred to in Section 9.1(a) are required to be delivered in respect of a fiscal year of the Borrower, beginning with the fiscal year ending December 31, 1997, and the date on which such financial statements are actually delivered, the Borrower shall prepay the Term Loans and permanently reduce the Commitments in the amount of 75% of Excess Cash Flow for the fiscal year covered by such financial statements, together with accrued interest to such date on the amount prepaid. Amounts prepaid pursuant to this Section 6.5(d) shall be applied first to installments of principal of the Term Loans until paid in full, and second to the reduction of the Revolving Credit Commitments and the prepayment of the Revolving Credit Loans and the cash collateralization of the Letters of Credit. Prepayments of installments of Term Loans shall be applied in the inverse order of maturity and such amounts so prepaid may not be reborrowed.

          (e) Net Proceeds received by the Borrower or any Subsidiary as proceeds of insurance upon any destruction, casualty or taking with respect to any property of the Borrower or any Subsidiary need not be applied as set forth in Section 6.5(c) to the extent that such Net Proceeds are applied to the repair, rebuilding or replacement of the property which was the subject of such destruction, casualty or taking within 60 days after the receipt of such Net Proceeds. If required by the Agent, such Net Proceeds shall be held in an interest-bearing special collateral account, subject to the sole dominion and control of the Agent and in a manner reasonably satisfactory to the Agent, as additional Collateral for the Obligations and the Subsidiaries Guarantee, until such time as it is released by Agent at the request of the Borrower or such Subsidiary to be applied to such repair, rebuilding or replacement.

          6.6 Computation of Interest and Fees. (a) All commitment fees and interest shall be calculated on the basis of a 360-day year for the actual days elapsed. The Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Eurocurrency Reserve Requirements, shall become effective as of the opening of business on the day on which such change becomes effective. The Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

          (b) Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Agent in determining any interest rate pursuant to
Section 6.1(a).

          6.7 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

          (a) the Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

          (b) the Agent shall have received notice from the Majority Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (y) any Loans that were to have been Converted on the first day of such Interest Period to Eurodollar Loans shall be Converted to or Continued as Base Rate Loans and (z) any outstanding Eurodollar Loans shall be Converted, on the first day of such Interest Period, to Base Rate Loans. Until such notice has been withdrawn by the Agent, no further Eurodollar, shall be made or Continued as such, nor shall the Borrower have the right to Convert Loans to Eurodollar Loans.

          6.8 Pro Rata Treatment and Payments. (a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee hereunder and any reduction of the Term Loan Commitments, Bridge Loan Commitments or the Revolving Credit Commitments of the Lenders shall be made pro rata according to the respective Term Loan Commitment Percentages, Bridge Loan Commitment Percentages or Revolving Credit Commitment Percentages, as applicable, of the Lenders. Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Term Loans, the Bridge Loans or the Revolving Credit Loans shall be made pro rata according to the respective outstanding principal amounts of the Term Loans, the Bridge Loans or the Revolving Credit Loans, as applicable, then held by the Lenders. All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set-off or counterclaim and shall be made prior to 12:00 noon, New York City time, on the due date thereof to the Agent, for the account of the Lenders, at the Agent's office specified in Section 13.2, in Dollars and in immediately available funds. The Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month in which event such payment shall be made on the immediately preceding Business Day.

          (b) Unless the Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its Term Loan Commitment Percentage, Bridge Loan Commitment Percentage or Revolving Credit Commitment Percentage, as applicable, of such borrowing available to the Agent, the Agent may assume that such Lender is making such amount available to the Agent, and the Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Agent. A certificate of the Agent submitted to any Lender with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error. If such Lender's Term Loan Commitment Percentage, Bridge Loan Commitment Percentage or Revolving Credit Commitment Percentage, as applicable, of such borrowing is not made available to the Agent by such Lender within three Business Days of such Borrowing Date, the Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans hereunder, on demand, from the Borrower.

          6.9 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this

Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, Continue Eurodollar Loans as such and Convert Base Rate Loans to Eurodollar Loans shall forthwith be cancelled and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be Converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such Conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 6.12.

          6.10 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

          (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note, any Letter of Credit, any Application, or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 6.11 and changes in the rate of tax on the overall net income of such Lender);

          (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

          (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, Converting into, Continuing or maintaining Eurodollar Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduced amount receivable.

          (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under any Lender of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, the

Borrower shall promptly pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

          (c) If any Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Borrower (with a copy to the Agent) of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this Section submitted by such Lender to the Borrower (with a copy to the Agent) shall be conclusive in the absence of manifest error. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          6.11 Taxes. (a) All payments made by the Borrower under this Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Agent or any Lender as a result of a present or former connection between the Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any Note). If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Agent or any Lender hereunder or under any Note, the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of clause (b) of this Section. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

          (i) (A) if such Lender is a "bank" within the meaning of Section 881(c)(3)(A) of the Code, deliver to the Borrower and the Agent (x) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, and (y) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be, or (B) if such Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224, deliver (x) a certificate substantially in the form of Exhibit I (a "Non-Bank Status Certificate") and (y) two completed and signed copies of Internal Revenue Service Form W-8 or successor applicable form;

          (ii) deliver to the Borrower and the Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

          (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Agent;

unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Agent. Such Lender shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, (ii) in the case of a Non-bank Status Certificate, that it is not a "bank" as such term is defined in
Section 881(c)(3)(A) of the Code, and (iii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a Lender or a Participant pursuant to Section 13.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this Section, provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

          6.12 Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any actual loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, Conversion into or Continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          6.13 Lending Offices; Change of Lending Office. (a) Loans of each Type made by any Lender shall be made and maintained at such Lender's Applicable Lending Office for Loans of such Type.

          (b) Each Lender agrees that if it makes any demand for payment under
Section 6.10 or 6.11(a), or if any adoption or change of the type described in
Section 6.9 shall occur with respect to it, it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its sole discretion) to designate a different lending office if the making of such a designation would reduce or obviate the need for the Borrower to make payments under Section 6.10 or 6.11(a), or would eliminate or reduce the effect of any adoption or change described in Section 6.9.

          SECTION 7. REPRESENTATIONS AND WARRANTIES

          To induce the Agent and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Borrower hereby represents and warrants to the Agent and each Lender that:

          7.1 Financial Condition. (a) The consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at January 3, 1997 and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by Altschuler, Melvoin and Glasser LLP, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended. The unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at June 27, 1997 and the related unaudited consolidated statements of income and of cash flows for the six-month period ended on such date, certified by a Responsible Officer, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the six-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein). Neither the Borrower nor any of its consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other financial derivative, which is not reflected in the foregoing statements or in the notes thereto. During the period from June 27, 1997 to and including the date hereof there has been no sale, transfer or other disposition by the Borrower or any of its consolidated Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any Capital Stock of any other Person) material in relation to the consolidated financial condition of the Borrower and its consolidated Subsidiaries at June 30, 1997.

          (b) To the best of Borrower's knowledge the consolidated balance sheet of Old Cohen's and its consolidated Subsidiaries as at December 31, 1996 and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by Fishman Ostroff Ruchowitz Hausman, copies of which have heretofore been furnished to each Lender, are complete and correct in all material respects and present fairly the consolidated financial condition of Old Cohen's and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended. To the best of Borrower's knowledge the unaudited consolidated balance sheet of Old Cohen's and its consolidated Subsidiaries as at June 30, 1997 and the related unaudited consolidated statements of income and of cash flows for the six-month period ended on such date, certified by a Responsible Officer, copies of which have heretofore been furnished to each Lender, are complete and correct in all material respects and present fairly the consolidated financial condition of Old Cohen's and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the six-month period then ended (subject to normal year-end audit adjustments). To the best of Borrower's knowledge all such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein). To the best of Borrower's knowledge neither Old Cohen's nor any of its consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other financial derivative, which is not reflected in the foregoing statements or in the notes thereto. To the best of Borrower's knowledge during the period from June 30, 1997 to and including the date hereof there has been no sale, transfer or other disposition by Old Cohen's or any of its consolidated Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any Capital Stock of any other Person) material in relation to the consolidated financial condition of Old Cohen's and its consolidated Subsidiaries at June 30, 1997.

          (c) The pro forma consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at September 30, 1997, certified by a Responsible Officer of the Borrower (the "Pro Forma Balance Sheet"), a copy of which has been provided to the Agent and each Lender, is the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries adjusted to give effect (as if such events had occurred on such date) to (i) the Roll-Up Transactions, (ii) the Cohen's Acquisition, (iii) the making of the Term Loans and the Bridge Loans, (iv) the making of the Revolving Credit Loans to be made on the Closing Date, (v) the application of the proceeds of the foregoing in accordance with the terms of the Loan Documents and (vi) the payment of all fees and expenses related to the foregoing transactions, as estimated in good faith as of the date of the Pro Forma Balance Sheet. The

Pro Forma Balance Sheet, together with the notes thereto, presents fairly in all material respects, on a pro forma basis, the consolidated financial position of the Borrower and its Subsidiaries as at September 30, 1997, assuming that the events specified in the preceding sentence had actually occurred on such date.

          (d) The operating forecast and cash flow projections of the Borrower and its consolidated Subsidiaries, copies of which have heretofore been furnished to the Lenders, have been prepared in good faith under the direction of a Responsible Officer of the Borrower. The Borrower has no reason to believe that as of the date of delivery thereof such operating forecast and cash flow projections are materially incorrect or misleading in any material respect, or omit to state any material fact which would render them misleading in any material respect.

          7.2 No Change. (a) January 3, 1997 there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect, and (b) except for the Roll-Up Transactions and distributions to members of the Borrower in respect of tax liability of such members attributable to the income of the Borrower, during the period from January 3, 1997 to and including the date hereof no dividends or other distributions have been declared, paid or made upon the Capital Stock of the Borrower nor has any of the Capital Stock of the Borrower been redeemed, retired, purchased or otherwise acquired for value by the Borrower or any of its Subsidiaries.

          7.3 Existence; Compliance with Law. Each of the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or foreign limited liability company, as applicable, and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          7.4 Power; Authorization; Enforceable Obligations. Each Loan Party has the power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to borrow hereunder, and has taken all necessary action to authorize, in the case of the Borrower, the borrowings on the terms and conditions of this Agreement and any Notes and to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents to which such Loan Party is a party. Each Loan Document to which a Loan Party is a party has been, duly executed and delivered on behalf of such Loan Party. Each Loan Document to which a Loan Party is a party constitutes a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          7.5 No Legal Bar. The execution, delivery and performance of the Loan Documents to which any Loan Party is a party, the borrowings hereunder and the use of the proceeds thereof, and the execution, delivery and performance of the Cohen's Acquisition Documents, will not violate in any material respect any Requirement of Law or Contractual Obligation of any Loan Party or of any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation (other than Liens created by the Security Documents in favor of the Agent).

          7.6 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues
(a) with respect to any of the Loan Documents, the Cohen's Acquisition Documents or any of the transactions contemplated hereby or thereby, or (b) which could reasonably be expected to have a Material Adverse Effect.

          7.7 No Default. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

          7.8 Ownership of Property; Liens. Each of the Borrower and its Subsidiaries has good record and marketable title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien except as permitted by Section 10.3.

          7.9 Intellectual Property. Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted that are material to the conduct of its business (the "Intellectual Property"). No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does any Loan Party know of any valid basis for any such claim. The use of such Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          7.10 No Burdensome Restrictions. No Requirement of Law or Contractual Obligation of the Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

          7.11 Taxes. Each of the Borrower and its Subsidiaries has filed or caused to be filed all tax returns which, to the knowledge of the Borrower, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be); except as set forth on Schedule 10.3, no tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

          7.12 Federal Regulations. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation G or Regulation U, or for any purpose which violates, or which would be inconsistent with, the provisions of the regulations of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. If requested by any Lender or the Agent, the Borrower will furnish to the Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-1 or FR Form U-1 referred to in Regulation G or Regulation U, as the case may be.

          7.13 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent. The present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of the Borrower and each Commonly Controlled Entity for post retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) does not, in the aggregate, exceed the assets under all such Plans allocable to such benefits by an amount in excess of $100,000.

          7.14 Investment Company Act; Other Regulations. The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not subject to regulation under any Federal or State statute or regulation (other than Regulation X of the Board of Governors of the Federal Reserve System) which limits its ability to incur Indebtedness.

          7.15 Subsidiaries. Schedule 7.15 sets forth the name of each direct or indirect Subsidiary of the Borrower, its form of organization, its jurisdiction of organization, the total number of issued and outstanding shares, membership interests, or other interests of Capital Stock thereof, the classes and number of issued and outstanding shares, membership interests, or other interests of Capital Stock of each such class, the name of each holder of Capital Stock thereof and the number of shares, membership interests, or other interests of such Capital Stock held by each such holder and the percentage of all outstanding shares, membership interests, or other interests of such class of Capital Stock held by such holders.

          7.16 Security Documents. (a) The provisions of each Security Agreement are effective to create in favor of the Agent for the ratable benefit of the Lenders a legal, valid and enforceable security interest in all right, title and interest of the Loan Party party thereto in the "Collateral" described therein. The provisions of the Borrower Pledge Agreement are effective to create in favor of the Agent for the ratable benefit of the Lenders a legal, valid and enforceable security interest in all right, title and interest of the Loan Party party thereto in the "Pledged Collateral" described therein.

          (b)(i) When financing statements have been filed in the offices in the jurisdictions listed in Schedule 7.16, the Security Agreements shall each constitute a fully perfected first Lien on, and security interest in, all right, title and interest of the Borrower in the "Collateral" described therein, which can be perfected by such filing.

          (ii) When certificates representing the Pledged Stock (as defined in the Borrower Pledge Agreement) are delivered to the Agent, together with stock powers endorsed in blank by a duly authorized officer of the pledgors thereof, the Borrower Pledge Agreement shall constitute a fully perfected first Lien on, and security interest in, all right, title and interest of the pledgors parties thereto in the Pledged Stock and all "Proceeds" (as defined in the Borrower Pledge Agreement) described therein.

          (iii) When the financing statements listed in Schedule II to the Borrower Pledge Agreement have been filed, the Borrower Pledge Agreement shall constitute a fully perfected first Lien on, and security interest in, all right, title and interest of the Borrower in the "Pledged LLC Interests" and "Proceeds" thereof described therein.

          (c) Neither the Borrower nor any Subsidiary owns any property, or has any interest in any property, that is not subject to a fully perfected first priority Lien on, or security interest in, such property in favor of the Agent, other than any such property having an aggregate fair market value at any one time not exceeding $100,000.

          7.17 Accuracy and Completeness of Information. (a) All factual information, reports and other papers and data with respect to the Loan Parties (other than projections) furnished, and all factual statements and representations made, to the Agent or the Lenders by a Loan Party, or on behalf of a Loan Party, were, at the time the same were so furnished or made, when taken together with all such other factual information, reports and other papers and data previously so furnished and all such other factual statements and representations previously so made, complete and correct in all material respects, to the extent necessary to give the Agent and the Lenders true and accurate knowledge of the subject matter thereof in all material respects, and did not, as of the date so furnished or made, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which the same were made.

          (b) All projections with respect to the Loan Parties furnished by or on behalf of a Loan Party to the Agent or the Lenders were prepared and presented in good faith by or on behalf of such Loan Party. No fact is known to a Loan Party which materially and adversely affects or in the future is reasonably likely (so far as such Loan Party can reasonably foresee) to have a Material Adverse Effect which has not been set forth in the financial statements referred to in Section 7.1 or in such information, reports, papers and data or otherwise disclosed in writing to the Agent or the Lenders prior to the Closing Date.

          7.18 Labor Relations. No Loan Party is engaged in any unfair labor practice which could reasonably be expected to have a Material Adverse Effect. There is (a) no unfair labor practice complaint pending or, to the best knowledge of each Loan Party and each of the Subsidiaries of each Loan Party, threatened against a Loan Party before the National Labor Relations Board which could reasonably be expected to have a Material Adverse Effect and no grievance or arbitration proceeding arising out of or under a collective bargaining agreement is so pending or threatened; (b) no strike, labor dispute, slowdown or stoppage pending or, to the best knowledge of each Loan Party, threatened against a Loan Party; and (c) no union representation question existing with respect to the employees of a Loan Party and no union organizing activities are taking place with respect to any thereof.

          7.19 Insurance. Each Loan Party has, with respect to its properties and business, insurance covering the risks, in the amounts, with the deductible or other retention amounts, and with the carriers, listed on Schedule 7.19, which insurance meets the requirements of Section 7.5 hereof and Section 5(m) of the Security Agreements as of the date hereof and the Closing Date.

          7.20 Cohen's Acquisition Documents. (a) Each Lender has received complete copies in all material respects of each of the Cohen's Acquisition Documents (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto) and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof. None of such documents and agreements has been amended or supplemented, nor have any of the provisions thereof been waived, in any material respect, except pursuant to a written agreement or instrument which has heretofore been consented to by the Lenders. Each Cohen's Acquisition Document has been duly executed and delivered by each Loan Party which is a party thereto and is in full force and effect; and the Cohen's

Acquisition has been duly consummated in accordance with the terms of the Cohen's Purchase Agreement. The representations and warranties of each Loan Party contained in each Cohen's Acquisition Document to which it is a party is true and correct in all material respects, and will be true and correct in all material respects on the Closing Date as if made on and as of the Closing Date, and each Lender shall be entitled to rely on such representations and warranties with the same force and effect as if they were incorporated in this Agreement and made to each Lender directly. To the best knowledge of each Loan Party after due investigation, the representations and warranties of each party to each Cohen's Acquisition Document other than a Loan Party contained therein are true and correct in all material respects and will be true and correct in all material respect on the Closing Date as if made on and as of the Closing Date.

          (b) A schedule of substantially all transaction costs relating to the Cohen's Acquisition, the entering into of the Cohen's Purchase Agreement and the transactions contemplated thereby, including, without limitation, all investment banking, commitment and attorneys' fees relating thereto (but excluding transaction costs which are set forth on the Fee Letter) is set forth on
Schedule 7.20. Any costs not invoiced as of the date hereof, consisting solely of attorney's or accountant's fees and any out-of-pocket expenses of the Loan Parties, may be based upon, and noted on Schedule 7.20 as, reasonable estimates thereof.

          7.21 Solvency. On the Closing Date, after giving effect to the Roll-up Transactions, the Cohen's Acquisition. the refinancing of the Indebtedness of the Loan Parties set forth on Schedule 10.2A, and the incurrence of all indebtedness and obligations being incurred on or prior to such date in connection herewith and therewith, (i) the amount of the "present fair saleable value" of the assets of the Borrower and of the Borrower and its Subsidiaries, taken as a whole, will, as of such date, exceed the amount of all "liabilities of the Borrower and of the Borrower and its Subsidiaries, taken as a whole, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (ii) the present fair saleable value of the assets of the Borrower and of the Borrower and its Subsidiaries, taken as a whole, will, as of such date, be greater than the amount that will be required to pay the liabilities of the Borrower and of the Borrower and its Subsidiaries, taken as a whole, on their respective debts as such debts become absolute and matured,
(iii) neither the Borrower nor the Borrower and its Subsidiaries, taken as a whole, will have, as of such date, an unreasonably small amount of capital with which to conduct their respective businesses, and (iv) each of the Borrower and the Borrower and its Subsidiaries, taken as a whole, will be able to pay their respective debts as they mature. For purposes of this Section 7.20, "debt" means "liability on a claim", "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, and (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

          7.22 Purpose of Loans. The proceeds of the Term Loans and the Bridge Loans shall be used by the Borrower to finance a portion of the purchase price of the Cohen's

Acquisition, and to pay a portion of the costs and expenses incurred in connection therewith. The proceeds of the Revolving Credit Loans and the Letters of Credit shall be used by the Borrower for working capital purposes in the ordinary course of business and for general corporate purposes.

          7.23 Environmental Matters. Except as set forth on Schedule 7.23:

          (a) The facilities and properties owned, leased or operated by the Borrower or any of its Subsidiaries (the "Properties") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations which (i) constitute or constituted a violation of, or (ii) could reasonably be expected to give rise to liability under, any Environmental Law, except in either case insofar as such violation or liability, or any aggregation thereof, is not reasonably likely to result in the payment of a Material Environmental Amount.

          (b) The Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, in all material respects, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by the Borrower or any of its Subsidiaries (the "Business") which could materially interfere with the continued operation of the Properties or materially impair the fair saleable value thereof.

          (c) Neither the Borrower nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened, except insofar as such notice or threatened notice, or any aggregation thereof, does not involve a matter or matters that is or are reasonably likely to result in the payment of a Material Environmental Amount.

          (d) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any Environmental Law. nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law, except insofar as any such violation or liability referred to in this Section 7.23(d), or any aggregation thereof, is not reasonably likely to result in the payment of a Material Environmental Amount.

          (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any Subsidiary is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business, except insofar as such proceeding, action, decree, order or other requirement, or any aggregation thereof, is not reasonably likely to result in the payment of a Material Adverse Amount.

          (f) There has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Borrower or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably give rise to liability under Environmental Laws except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, is not reasonably likely to result in the payment of a Material Environmental Amount.

SECTION 8. CONDITIONS PRECEDENT

          8.1 Conditions to Initial Extensions of Credit. The agreement of each Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction, immediately prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:

          (a) Loan Documents. The Agent shall have received:

               (i) this Agreement, executed and delivered by a duly authorized officer of the Borrower, with a counterpart for each Lender,

               (ii) for the account of each Lender having a Term Loan Commitment, a Term Loan Note of the Borrower conforming to the requirements hereof and executed by a duly authorized officer of the Borrower,

               (iii) for the account of each Lender having a Bridge Loan Commitment, a Bridge Loan Note of the Borrower conforming to the requirements hereof and executed by a duly authorized officer of the Borrower,

               (iv) for the account of each Lender having a Revolving Credit Commitment, a Revolving Credit Note of the Borrower conforming to the requirements hereof and executed by a duly authorized officer of the Borrower,

               (v) the Borrower Pledge Agreement, executed and delivered by a duly authorized officer of the Borrower, with a counterpart or a conformed copy for each Lender,

               (vi) the Subsidiaries Guarantee, executed and delivered by a duly authorized officer of each of the Subsidiaries of the Borrower, with a counterpart or a conformed copy for each Lender,

               (vii) each of the Security Agreements, each executed and delivered by a duly authorized officer of the party thereto, with a counterpart or a conformed copy for each Lender,

               (viii) each of the Patent Assignments, each executed and delivered by a duly authorized officer of the parties thereto, with a counterpart or a conformed copy for each Lender,

               (ix) each of the Trademark Assignments, each executed and delivered by a duly authorized officer of the parties thereto, with a counterpart or a conformed copy for each Lender, and

               (x) a Bridge Guarantee executed and delivered by each of Zahn and Gould.

          (b) Related Agreements. The Agent shall have received, with a copy for each Lender, true and correct copies, certified as to authenticity by the Borrower, each of the Roll-Up Documents and the Cohen's Acquisition Documents, and of such other documents or instruments as may be reasonably requested by the Agent, including, without limitation, a copy of any debt instrument, security agreement or other material contract to which the Borrower, or its Subsidiaries may be a party.

          (c) Permitted Junior Takeout Securities. The Agent shall have received, with a copy for each Lender, a written commitment from Madeleine LLC or another financing party satisfactory to the Agent to provide the financing under the Permitted Junior Takeout Securities on terms and conditions consistent with the definition of Permitted Junior Takeout Securities, such commitment to be subject only to completion of definitive documentation for the Permitted Junior Takeout Securities and to be otherwise in form and substance acceptable to the Agent.

          (d) Concurrent Transactions. (i) The Agent shall have received evidence satisfactory to it that the Roll-up Transactions shall have been consummated on or prior to the date of this Agreement in accordance with the Roll-up Documents.

               (ii) The Cohen's Acquisition shall have been, or shall be concurrently with the making of the initial Loans, consummated in accordance with the terms of the Cohen's Purchase Agreement, without any amendment, modification or waiver thereof except with the consent of the Required Lenders, and the Agent shall have received evidence satisfactory to it to that effect. The Agent shall have received evidence reasonably satisfactory to it that the aggregate consideration paid by the Borrower in connection with the Cohen's Acquisition, together with the transaction costs referred to in
          Section 7.20(b), shall not exceed $18,797,549, up to $17,100,467 of which shall be payable in cash plus an adjustment payable for a working capital adjustment plus the Cohen's Subordinated Seller Note.

               (iii) All amounts owing under the Existing Financing Documents shall have been, or shall be concurrently with the making of the initial Loans, repaid in full, and any Liens created pursuant to the Existing Financing Documents shall have been or shall, concurrently with the making of the initial Loans, released, and the Existing Financing Documents shall terminate and be of no further force and effect upon such repayment; in each case pursuant to such payout letters, Lien releases, termination statements, mortgage satisfactions and other documents as the Agent may require, each of which shall be in form and substance satisfactory to the Agent.

               (iv) The Borrower shall have entered into the executive employment agreements (the "Employment Agreements") and management incentive plans (the "Incentive Plans") listed on Schedule 8.1(d), copies of each of which shall have been delivered to the Agent, and each of which Employment Agreements and Incentive Plans shall be in form and substance satisfactory to the Agent.

               (v) The Borrower shall have executed and delivered the Warrant Agreement, and the Warrants contemplated thereby shall have been duly issued to CIBC, for its sole account.

          (e) Closing Certificate. The Agent shall have received, with a counterpart for each Lender, a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit I-1, or I-2, as applicable, with appropriate insertions and attachments, satisfactory in form and substance to the Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of such Loan Party.

          (f) Borrowing Base Certificate. The Agent shall have received, with a counterpart for each Lender, a Borrowing Base Certificate showing the Borrowing Base as of September 28, 1997, with appropriate insertions and dated the Closing Date, satisfactory in form and substance to the Agent, executed by the President or any Vice President of the Borrower.

          (g) Proceedings of the Borrower. The Agent shall have received, with a counterpart for each Lender, a copy of the resolutions, in form and substance satisfactory to the Agent, of the Managing Members of the Borrower authorizing (i) the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, (ii) the borrowings contemplated hereunder and (iii) the granting by it of the Liens created pursuant to the Borrower Security Documents, certified by the Secretary or an Assistant Secretary of the Borrower as of the Closing Date, which certificate shall be in form and substance satisfactory to the Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

          (h) Borrower Incumbency Certificate. The Agent shall have received, with a counterpart for each Lender, a certificate of the Borrower, dated the Closing Date, as to the incumbency and signature of the officers of the Borrower executing any Loan Document satisfactory in form and substance to the Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of the Borrower.

          (i) Proceedings of Subsidiaries. The Agent shall have received, with a counterpart for each Lender, a copy of the resolutions, in form and substance satisfactory to the Agent, of the Board of Directors, or Managing Member, as applicable, of each Subsidiary of the Borrower which is a party to a Loan Document authorizing (i) the execution, delivery and performance of the Loan Documents to which it is a party and (ii) the granting by it of the Liens created pursuant to the Subsidiaries Security Documents to which it is a party, certified by the Secretary or an Assistant Secretary of each such Subsidiary as of the Closing Date, which certificate shall be in form and substance satisfactory to the Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

          (j) Subsidiary Incumbency Certificates. The Agent shall have received, with a counterpart for each Lender, a certificate of each Subsidiary of the Borrower which is a Loan Party, dated the Closing Date, as to the incumbency and signature of the officers of such Subsidiaries executing any Loan Document, satisfactory in form and substance to the Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of each such Subsidiary.

          (k) Governing Documents. The Agent shall have received, with a counterpart for each Lender, true and complete copies of the operating agreement or incorporation and by-laws or other Governing Documents of the Borrower and each Loan Party, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of the Borrower and each such Loan Party.

          (l) Good Standing Certificates. The Agent shall have received, with a copy for each Lender, certificates dated as of a recent date from the Secretary of State or other appropriate authority, evidencing the good standing of each Loan Party (i) in the jurisdiction of its organization and
     (ii) in each other jurisdiction where its ownership, lease or operation of property or the conduct of its business requires it to qualify as a foreign Person except, as to this subclause (ii), where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect.

          (m) Consents, Licenses and Approvals. The Agent shall have received, with a counterpart for each Lender, a certificate of a Responsible Officer of the Borrower (i) attaching copies of all consents, authorizations and filings referred to in Section 7.4, and (ii) stating that such consents, licenses and filings are in full force and effect, and each such consent, authorization and filing shall be in form and substance satisfactory to the Agent.

          (n) Fees. The Agent shall have received the fees to be received on the Closing Date referred to in the Fee Letter.

          (o) Legal Opinions. The Agent shall have received, with a counterpart for each Lender, the following executed legal opinions:

               (i) the executed legal opinions of Katten, Muchin & Zavis, counsel to the Borrower and the other Loan Parties, substantially in the form of Exhibit J-1; and

               (ii) the executed legal opinion of Shefsky & Froelich Ltd., counsel to the Borrower and the other Loan Parties, substantially in the form of Exhibit J-2.

     Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Agent may reasonably require.

          (p) Pledged Stock; Stock Powers; Pledged Interests. The Agent shall have received:

               (i) the certificates representing the shares of stock pledged pursuant to each of the Borrower Pledge Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof,

               (ii) all certificates, if any, representing the limited liability company interests pledged pursuant to the Borrower Pledge Agreement, together with an undated power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof, and, if applicable, an Initial Transaction Statement with respect to each pledged interest executed by a duly authorized officer of the pledgor thereof.

          Each issuer referred to in the Borrower Pledge Agreement shall have delivered an acknowledgment of and consent to the Borrower Pledge Agreement, executed by a duly authorized officer of such Issuer, in substantially the form appended to the Borrower Pledge Agreement.

          (q) Lockbox System. The Agent shall have received evidence satisfactory to it that the system of lockboxes, collection accounts and letters of instruction contemplated by the Security Agreements shall have been established and remains in existence in accordance with the terms of the Security Agreements.

          (r) Actions to Perfect Liens. The Agent shall have received evidence in form and substance satisfactory to it that all filings, recordings. registrations and other actions, including, without limitation, the filing of duly executed financing statements on form UCC-1, necessary or, in the opinion of the Agent, desirable to perfect the Liens created by the Security Documents shall have been completed. The Agent shall have received, with a counterpart for each Lender, the Collateral Certificate of each Loan Party referred to in each Security Agreement completed and executed and delivered by a duly authorized officer of such Loan Party.

          (s) Lien Searches. The Agent shall have received the results of a recent search by a Person satisfactory to the Agent, of the Uniform Commercial Code, judgment and tax lien filings which may have been filed with respect to personal property of the Borrower and each subsidiary, and the results of such search shall be satisfactory to the Agent.

          (t) Insurance. The Agent shall have received evidence in form and substance satisfactory to it that all of the requirements of Section 9.5 hereof and Section 5(m) of the Security Agreements shall have been satisfied.

          (u) Environmental Reports. The Agent shall have received Phase I environmental reports, prepared by a Person satisfactory to the Agent, and which such Person shall have confirmed in writing that the Agent and the Lenders shall be entitled to rely upon, with respect to each of the Properties, and such environmental reports shall be in form and substance satisfactory to the Agent.

          (v) Landlord Agreements. The Agent shall have received a Landlord Agreement with respect to each parcel of real property leased by any Loan Party as of the Closing Date duly executed and delivered on behalf of the lessee of such real property.

          (w) Warehouse Bailment Agreements. The Borrower shall have used its best efforts to cause the Agent to receive a Warehouse Bailment Agreement from the operator of each warehouse at which any Loan Party may have any inventory; provided, however, that if a Warehouse Bailment Agreement has not been received by the Agent with respect to any such warehouse, the Borrower shall cause such Warehouse Bailment Agreement to be delivered by the time specified in Section 9.13.

          8.2 Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made by it on any date (including, without limitation, its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

          (a) Representations and Warranties. Each of the representations and warranties made by the Borrower and the other Loan Parties in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date.

          (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extension of credit requested to be made on such date.

          (c) Borrowing Base. In the case of any Revolving Credit Loans requested to be made, the Agent shall have timely received a Borrowing Base Certificate for the most recent period for which such Borrowing Base Certificate is required to be delivered, in accordance with Section 9.2(c).

          (d) Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement, the other Loan Documents and the Cohen's Acquisition Documents shall be satisfactory in form and substance to the Agent, and the Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

Each borrowing by and each Letter of Credit issued on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date thereof that the conditions contained in this Section 8.2 have been satisfied.

SECTION 9. AFFIRMATIVE COVENANTS

           The Borrower hereby agrees that, so long as any of the Commitments remain in effect or any amount is owing to any Lender or the Agent hereunder or under any other Loan Document or any Letter of Credit remains outstanding, the Borrower shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:

           9.1 Financial Statements. Furnish to each Lender:

           (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by BDO Seidman LLP or other independent certified public accountants of nationally recognized standing;

           (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and retained earnings and of cash flows of the Borrower and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments); and

           (c) as soon as available, but in any event not later than 30 days after the end of each calendar month, the unaudited consolidated and consolidating balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such month and the related unaudited consolidated and consolidating statements of income and retained earnings and of cash flows of the Borrower and its consolidated Subsidiaries for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

          9.2 Certificates; Other Information. Furnish to each Lender:

          (a) concurrently with the delivery of the financial statements referred to in Section 9.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

          (b) concurrently with the delivery of the financial statements referred to in Sections 9.1(a), (b) and (c), a certificate of a Responsible Officer (i) stating that, to the best of such Officer's knowledge, the Borrower during such period has observed or performed in all material respects all of its covenants and other agreements, and satisfied every material condition, contained in this Agreement and the other Loan Documents to be observed, performed or satisfied by it, and that such Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) showing in detail the calculations supporting such Officer's certification of the Borrower's compliance with the requirements of Section 10.1(a) through 10.1(d) and
     Section 10.9;

          (c) within fifteen days following the end of each calendar month, a Borrowing Base Certificate showing the Borrowing Base as of the last day of such month, and a summary accounts receivable aging, in each case certified as complete and correct by a Responsible Officer;

          (d) not later than thirty days prior to the end of each fiscal year of the Borrower, a copy of the projections by the Borrower of the operating budget and cash flow budget of the Borrower and its Subsidiaries for the succeeding fiscal year, such projections to be accompanied by a certificate of a Responsible Officer to the effect that such projections have been prepared in good faith on the basis of sound financial planning practice and that such Officer has no reason to believe they are incorrect or misleading in any material respect;

          (e) within five days after the same are sent, copies of all financial statements and reports which the Borrower sends to its members, and within five days after the same are filed, copies of all financial statements and reports which the Borrower may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

          (f) during the month of September in each calendar year, a report of a reputable insurance broker with respect to the insurance maintained by the Borrower and its Subsidiaries in accordance with Section 9.5 of this Agreement and Section 5(m) of each Security Agreement, and such supplemental reports as the Agent may from time to time request; and

          (g) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

          9.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be.

          9.4 Conduct of Business and Maintenance of Existence. Continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to Section 10.5; comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

          9.5 Maintenance of Property; Insurance. Keep all property useful and necessary in its business in good working order and condition; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business, which insurance shall name the Agent as lender loss payee, in the case of property or casualty insurance, and as an additional insured, in the case of liability insurance, and shall provide for at least 30 days prior written notice to the Agent of any modification or cancellation thereof; and furnish to each Lender, upon written request, full information as to the insurance carried.

          9.6 Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants.

          9.7 Notices. Promptly give notice to the Agent and each Lender of:

          (a) the occurrence of any Default or Event of Default;

          (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

          (c) any litigation or proceeding affecting the Borrower or any of its Subsidiaries in which the amount involved is $250,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

          (d) of the acquisition by any Loan Party of any property or interest in property (including, without limitation, real property), that is not subject to a perfected Lien in favor of the Agent pursuant to the Security Documents;

          (e) of the occurrence of any transaction or occurrence referred to in
     Section 6.5(c), and the receipt of any Net Proceeds or any insurance proceeds as a result thereof (whether or not such Net Proceeds or proceeds are then required to be applied to the repayment of Loans and reduction of Revolving Credit Commitments as specified in Section 6.5(c));

          (f) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan; and

          (g) any development or event which could reasonably be expected to have a Material Adverse Effect

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

          9.8 Environmental Laws (a) Comply with, and ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and use its reasonable efforts to ensure that all tenants and subtenants obtain and comply with and maintain, any and all material licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

          (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities regarding

Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect.

          9.9 Changes to Advance Rates, Standards of Eligibility and Reserves. The Agent shall be entitled to (a) reduce the advance rates, increase the standards of eligibility and establish or increase any reserves under this Agreement on ten days' prior written notice to the Borrower, and (b) with the prior written consent of the Lenders, increase the advance rates, reduce the standards of eligibility and reduce any reserves under this Agreement, in each case in its reasonable judgment.

          9.10 Periodic Audit of Accounts Receivable and Inventory. The Agent shall be entitled to perform a periodic due diligence inspection, test and review of the accounts receivable and inventory of the Borrower and its Subsidiaries on a mutually convenient Business Day twice during each calendar year and shall in each case be satisfied in all material respects with the results thereof; provided however, if the Agent in its reasonable judgment is not satisfied that the results of any due diligence inspection, test, and review performed pursuant to this Section 9.10 establish that the Loan Parties' most recent determination of the Borrowing Base was made in compliance with the applicable provisions of this Agreement, the Agent shall be entitled to perform additional due diligence inspections, tests and reviews of such inventory and accounts receivable on mutually convenient Business Days during the succeeding twelve-month period until the Agent shall be so satisfied; and provided further, that upon the occurrence and during the continuation of an Event of Default, the Agent shall be entitled to perform such additional due diligence inspections, tests and review of such accounts receivable as any Lender shall deem necessary or advisable.

          9.11 Additional Collateral; Additional Guarantors. (a) In the event that the Borrower or any Subsidiary acquires any property or interest in property (including, without limitation, real property) other than property made subject to a Lien permitted under Section 10.3(g), that is not subject to a perfected Lien in favor of the Agent pursuant to the Security Documents, the Borrower shall, and shall cause Subsidiary to, take such action (including, without limitation, the preparation and filing of mortgages or deeds of trust in form and substance satisfactory to the Agent) as the Agent shall reasonably request in order to create and/or perfect a Lien in favor of the Agent on such property.

          (b) In the event that the Borrower is permitted to acquire or form any additional Subsidiary, such Subsidiary shall execute a guarantee and a security agreement, or supplements to the Subsidiaries Guarantee and the Subsidiaries Security Agreement, and the Borrower and/or any Subsidiary which is a holder of any Capital Stock of such Subsidiary shall execute such pledge agreements or supplements to the Borrower Pledge Agreement, each in form and substance reasonably satisfactory to the Agent, and shall take such other action as shall be necessary or advisable (including. without limitation, the execution of financing statements on form UCC-1) in order to perfect the Liens granted by such Subsidiary in favor of the Agent for the benefit of the Lenders and to effect and perfect the pledge of all of the Capital Stock of such Subsidiary in favor of the Agent for the benefit of the Lenders. Such

Subsidiary shall thereupon become a Guarantor for all purposes under the Loan Documents, including, without limitation, Section 9.11(a) of this Agreement. The Agent shall be entitled to receive legal opinions of one or more counsel to the Borrower and such Subsidiary addressing such matters as the Agent or its counsel may reasonably request, including, without limitation, the enforceability of the guaranty and the security agreement to which such Subsidiary becomes a party and the pledge of the Capital Stock of such Subsidiary, and the creation, validity and perfection of the Liens so granted by such Subsidiary and the Borrower and/or other Subsidiaries to the Agent for the benefit of the Lenders.

          9.12 Interest Rate Protection. As promptly as practicable, and in any event within 60 days after the Closing Date, the Borrower will enter into with one or more Lenders, and thereafter for a period of not less than three years will maintain in effect, one or more interest rate protection agreements on such terms as shall be reasonably satisfactory to the Agent, the effect of which shall be to fix or limit the interest cost to the Borrower with respect to at least 50% of the outstanding Term Loans.

          9.13 Warehouse Bailment Agreements. As promptly as practicable, and in any event within 30 days after the Closing Date, the Borrower will deliver to the Agent a Warehouse Bailment Agreement with respect to each warehouse at which any Loan Party may have inventory for which a Warehouse Bailment Agreement was not provided on the Closing Date, duly executed and delivered on behalf of the operator of such warehouse.

          9.14 Key - Person Life Insurance. As promptly as practicable. and in any event within 30 days following the Closing Date, the Borrower shall have obtained a policy of "key-person" life insurance, in the amount of $5,000,000, on each of Zahn and Gould, with such carriers and on such terms as are satisfactory to the Agent. Such policies shall have been assigned to the Agent for the benefit of the Lenders pursuant to a Borrower Assignment of Life Insurance.

          SECTION 10. NEGATIVE COVENANTS

          The Borrower hereby agrees that, so long as any of the Commitments remain in effect or any amount is owing to any Lender or the Agent hereunder or under any other Loan Document, the Borrower shall not, and (except with respect to Sections 10.1 or 10.8) shall not permit any of its Subsidiaries to, directly or indirectly:

          10.1 Financial Condition Covenants.

          (a) Maintenance of Consolidated EBITDA. Permit Consolidated EBITDA for any twelve-month period ending on the last day of each month during the periods set forth below to be less than the following amounts during the following periods:

          Period                                          Amount
          ------                                          ------
          Closing Date through December 31, 1997          $ 6,300,000
          January 1, 1998 through September 30, 1998        6,300,000

          September 30, 1998 through November 30, 1998     8,000,000
          November 30, 1998 through December 31, 1998      9,000,000
          January 1, 1999 through September 30, 1999       9,000,000
          September 30, 1999 through November 30, 1999    10,000,000
          November 30, 1999 through December 31, 1999     11,000,000
          January 1, 2000 through September 30, 2000      11,000,000
          September 30, 2000 through November 30, 2000    11,750,000
          November 30, 2000 through December 31, 2000     12,500,000
          January 1, 2001 through September 30, 2001      12,500,000
          October 1, 2001 through November 30, 2001       13,250,000
          November 30, 2001 through December 31, 2001     14,000,000

          (b) Indebtedness to EBITDA. Permit the ratio at any date set forth in the table below of (i) the sum of Consolidated Indebtedness and aggregate the Available RC Commitments of the Borrower at such date to (ii) Consolidated EBITDA for the period of four consecutive fiscal quarters ending on or about such date to be less the ratio set forth opposite such date below:

          Date                                Ratio
          ----                                -----
          December 31, 1997                   5.8 to 1
          March 31, 1998                      5.8 to 1
          June 30, 1998                       5.8 to 1
          September 30, 1998                  4.6 to 1
          December 31, 1998                   3.5 to 1
          March 31, 1999                      3.5 to 1
          June 30, 1999                       3.5 to 1
          September 30, 1999                  3.25 to 1
          December 31, 1999                   3.0 to 1
          March 31, 2000                      3.0 to 1
          June 30, 2000                       3.0 to 1
          September 30, 2000                  2.75 to 1
          December 31, 2000                   2.5 to 1
          March 31, 2001                      2.5 to 1
          June 30, 2001                       2.5 to 1
          September 30, 2001                  2.25 to 1
          December 31, 2001                   2.0 to 1

          (c) Interest Coverage. Permit the ratio at any date set forth below of
(i) Consolidated EBITDA for the period of four consecutive fiscal quarters ending on such date minus capital expenditures made during such four-quarter period to (ii) Consolidated Interest Expense for such four-quarter period to be less than the ratio set forth below opposite such date:

          Date                               Ratio
          ----                               -----

          December 31, 1997                  3.00 to 1
          March 31, 1998                     3.00 to 1
          June 30, 1998                      3.00 to 1
          September 30, 1998                 3.00 to 1
          December 31, 1998                  3.25 to 1
          March 31, 1999                     3.25 to 1
          June 30, 1999                      3.25 to 1
          September 30, 1999                 3.25 to 1
          December 31, 1999                  4.00 to 1
          March 31, 2000                     4.00 to 1
          June 30, 2000                      4.00 to 1
          September 30, 2000                 4.00 to 1
          December 31, 2000 and thereafter   4.5 to 1

          (d) Fixed Charge Coverage. Permit the ratio at any time, commencing January 1, 1998. of (i) Consolidated EBITDA for any twelve-month period ending on the last day of each month minus capital expenditures made during such twelve-month period to (ii) Consolidated Fixed Charges for such twelve-month period to be less than 1.15 to 1.00.

          10.2 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

          (a) Indebtedness of the Borrower under this Agreement and the other Loan Documents;

          (b) Indebtedness in respect of the Permitted Junior Takeout Securities, provided that the Net Proceeds thereof have been applied as required under Section 6.4(c) to repay in full the Bridge Loans and all accrued and unpaid interest thereon;

          (c) Indebtedness of the Borrower to any Subsidiary Guarantor and of any Subsidiary Guarantor to the Borrower or any other Subsidiary Guarantor;

          (d) Indebtedness of the Borrower and any of itS Subsidiaries incurred to finance the acquisition of fixed or capital assets (whether pursuant to a loan, a Financing Lease or otherwise) in an aggregate principal amount not exceeding as to the Borrower and its Subsidiaries $100,000 at any time outstanding; and

          (e) Indebtedness outstanding on the date hereof and listed on Schedule 10.2B and, prior to the Closing Date, Indebtedness outstanding on the date hereof and listed on Schedule 10.2A.

          10.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

          (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

          (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

          (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or such Subsidiary;

          (f) Liens in existence on the date hereof listed on Schedule 10.3, securing indebtedness permitted by Section 10.2(e), provided that no such Lien is spread to cover any additional property after the Closing Date and that the amount of Indebtedness secured thereby is not increased, and provided, further, that none of the Liens set forth on part A of Schedule
     10.3 may remain outstanding after the Closing Date;

          (g) Liens securing Indebtedness of the Borrower and its Subsidiaries permitted by Section 10.2(c) incurred to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (iii) the amount of Indebtedness secured thereby is not increased and (iv) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 100% of the original purchase price of such property of such property at the time it was acquired; and

          (h) Liens created pursuant to the Security Documents.

          10.4 Limitation on Guarantee Obligations. Create, incur, assume or suffer to exist any Guarantee Obligation except:

          (a) Guarantee Obligations in existence on the date hereof and listed on Schedule 10.4B and, prior to the Closing Date, Guarantee Obligations in existence on the date hereof and listed on Schedule 10.4A;

          (b) Guarantee Obligations in respect of the undrawn portion of the face amount of Letters of Credit; and

          (c) the Subsidiaries Guarantee.

          10.5 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business, except:

          (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any one or more wholly owned Subsidiaries of the Borrower (provided that the wholly owned Subsidiary or Subsidiaries shall be the continuing or surviving corporation); and

          (b) any wholly owned Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other wholly owned Subsidiary of the Borrower.

          10.6 Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of or other interests in such Subsidiary's Capital Stock to any Person other than the Borrower or any wholly owned Subsidiary of the Borrower, except:

          (a) the sale or other disposition of obsolete or worn out property in the ordinary course of business; provided that the Net Proceeds of each such transaction are applied to the prepayment of the Loans as provided in
     Section 6.5(c);

          (b) the sale of inventory in the ordinary course of business;

          (c) the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof; and

          (d) as permitted by Section 10.5(b).

          10.7 Limitation on Leases. Permit Consolidated Lease Expense for any fiscal year of the Borrower to exceed $700,000.

          10.8 Limitation on Dividends. Declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares or interests of any class of Capital Stock of the Borrower or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary; provided, however that, the Borrower may make the distributions to its members on the dates and in the amounts specified in Section 4.4 of the Borrower's Operating Agreement (as in effect on the date hereof), so long as (a) the Borrower is and was during the entire period of such quarter a partnership for Federal income tax purposes that is not taxed as an association taxable as a corporation pursuant to Section 7701 of the Code or as a corporation pursuant to
Section 7704 of the Code, (b) solely with respect to any such distribution to Zahn, Gould and Lowell Kraff, no Default or Event of Default has occurred and is continuing under Sections 11(a) or (f) of this Agreement at the time of such distribution to Messrs. Zahn, Gould or Kraff, and (c) at least five Business Days prior to the making of any such distribution, the Borrower shall (i) notify each Lender of the amount and date of the proposed distribution and the aggregate amount of all distributions previously made pursuant to this proviso in respect of such calendar quarter, and provide a statement from the chief financial officer of the Borrower setting forth in reasonable detail a calculation of the amount of such distributions under such Section 4.4 of such Operating Agreement.

          10.9 Limitation on Capital Expenditures. Make or commit to make (by way of the acquisition of securities of a Person or otherwise) any expenditure in respect of the purchase or other acquisition of fixed or capital assets (excluding any such asset acquired in connection with normal replacement and maintenance programs properly charged to current operations), except for expenditures in the ordinary course of business not exceeding, in the aggregate for the Borrower and its Subsidiaries (a) $150,000 during the period beginning on the Closing Date and ending December 31, 1997; (b) $1,000,000 during fiscal year of the Borrower ending on the Friday closest to December 31, 1998; and (c) $600,000 during each fiscal year of the Borrower thereafter.

          10.10 Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person, except:

          (a) extensions of trade credit in the ordinary course of business;

          (b) investments in Cash Equivalents;

          (c) the Cohen's Acquisition;

          (d) loans pursuant to Section 5(b) of the Agreement, dated as of October 7, 1997, between the Borrower, Charles Mok, Charles Mok Trust dated February 14, 1989, Wylie Mok and Wylie Mok Trust dated March 9, 1989, as amended prior to the date hereof, in an aggregate amount not to exceed $120,000; and

          (e) investments by the Borrower in Subsidiary Guarantors and investments by such Subsidiary Guarantors in the Borrower and in other Subsidiary Guarantors.

          10.11 Limitation on Optional Payments and Modifications of Certain Agreements. (a) Make any optional payment or prepayment on or redemption or purchase of any Indebtedness (other than the Loans), (b) amend, modify or change, or consent or agree to any amendment, modification or change to any of the terms of any such Indebtedness (other than any such amendment, modification or change which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon), or (c) amend, modify or change the terms of, or consent or otherwise agree to any amendment, modification or change to the terms of, or waive or otherwise relinquish any rights or causes of action under or arising out of, any Cohen's Acquisition Document, any Employment Agreement, any Incentive Plan, any Landlord's Agreement or any Warehouse Bailment Agreement.

          10.12 Limitation on Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of the Borrower's or such Subsidiary's business and (c) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

          10.13 Limitation on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary.

          10.14 Limitation on Changes in Fiscal Year. Permit the fiscal year of the Borrower to end on a day other than the Friday closest to December 31.

          10.15 Limitation on Negative Pledge Clauses. Enter into with any Person any agreement, other than (a) this Agreement, (b) the Permitted Junior Takeout Securities and (c) any industrial revenue bonds, purchase money mortgages or Financing Leases permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed thereby), which prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired.

          10.16 Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement.

          10.17 Governing Documents. Amend its certificate of formation, operating agreement, (except to increase the number of authorized units of membership interests), partnership agreement or other Governing Documents, without the prior written consent of the Required Lenders, which shall not be unreasonably withheld or delayed.

          10.18 Limitation on Subsidiary Formation. Form any Subsidiaries unless, immediately upon the formation of such Subsidiary, all requirements of
Section 9.11 shall have been satisfied.

          10.19 Limitation on Securities Issuances. (a) Permit any Subsidiary to issue any shares or interests of Capital Stock, except such shares or interests as constitute either (i) "certificated securities" (as defined in (S)8-102 of the Uniform Commercial Code as in effect in the State of New York on the date hereof (the "New York UCC")) or (ii) which constitute "general intangibles" as defined in (S)9-106 of the Uniform Commercial Code as in effect in the jurisdiction of such Subsidiary's organization (the "State of Formation UCC") and, if such jurisdiction has adopted Revised Article 8 of the Uniform Commercial Code (1994 Version) promulgated by The American Law institute and the National Conference of Commissioners on Uniform State Laws and do not constitute "securities" pursuant to (S)8-103(c) of the State of Formation UCC and in either such case are pledged to the Agent pursuant to the Borrower Pledge Agreement or
(b) issue, or permit any Subsidiary to issue, any shares of preferred stock or other preferred equity interests.

          SECTION 11. EVENTS OF DEFAULT

          If any of the following events shall occur and be continuing:

          (a) The Borrower shall fail to pay any principal of any Loan or any Reimbursement Obligation or any interest on any Loan, or any other amount payable hereunder or under the other Loan Documents or the Fee Letter, beyond the period of grace, not to exceed three business days from the date due in accordance with the terms thereof or hereof; or

          (b) Any representation or warranty made or deemed made by the Borrower or any other Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

          (c) The Borrower or any other Loan Party shall default in the observance or performance of any agreement contained in Section 10, Section 5 of the Borrower Pledge Agreement, and Section 5 of any Security Agreement; or

          (d) The Borrower or any other Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs
     (a) through (c) of this Section), and such default shall continue unremedied or waived for a period of 30 days; or

          (e) The Borrower or any of its Subsidiaries shall (i) default in any payment of principal of or interest of any Indebtedness (other than the Loans) or in the payment of any Guarantee Obligation, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created, if the aggregate amount of the Indebtedness and/or Guarantee Obligations in respect of which such default or defaults shall have occurred is at least $500,000; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; or

          (f) (i) The Borrower or any of itS Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 30 days from the entry thereof; or (iv) the Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

          (h) One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of $250,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

          (i) (i) Any of the Security Documents shall cease, for any reason, to be in full force and effect, or the Borrower or any other Loan Party which is a party to any of the Security Documents shall so assert or (ii) the Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby other than a partial or full release in accordance with the terms thereof; or

          (j) The Subsidiaries Guarantee shall cease, for any reason, to be in full force and effect or any Guarantor shall so assert; or

          (k) (i) Zahn and Gould and/or members of their respective Family Groups shall at any time cease to own, collectively, at least 45% of the issued and outstanding Capital stock of the Borrower, or (ii) any Person or "group" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) (other than members of the Borrower owing more than 20% of the membership interests of the Borrower as of the date hereof) (A) shall have acquired beneficial ownership of 20% or more of any outstanding class of Capital Stock of the Borrower or (B) shall obtain the power (whether or not exercised) to direct or cause the direction of the management and policies of the Borrower, whether by contract or otherwise, or (ii) the Managing Members of the Borrower shall not consist of Zahn;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) of this Section with respect to the Borrower. automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Agent may, or upon the request of the Required Lenders, the Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Agent may, or upon the request of the Required Lenders, the Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable.

          With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. The Borrower hereby grants to the Agent, for the benefit of the Issuing Bank and the L/C Participants, a security interest in such cash collateral to secure all obligations of the Borrower under this Agreement and the other Loan Documents. Amounts held in such cash collateral account shall be applied by the Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the Notes. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the Notes shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower. The Borrower shall execute and deliver to the Agent, for the account of the Issuing Bank and the L/C Participants, such further documents and instruments as the Agent may request to evidence the creation and perfection of the within security interest in such cash collateral account.

          Except as expressly provided above in this Section and elsewhere in this Agreement and the other Loan Documents, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

          SECTION 12. THE AGENT

          12.1 Appointment. Each Lender hereby irrevocably designates and appoints the Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision tO the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

          12.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

          12.3 Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be
(i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or
(ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower.

          12.4 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower or any other Loan Party), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

          12.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

          12.6 Non-Reliance on Agent and Other Lenders. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower or any other Loan Party, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder or under the other Loan Documents, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower or any other Loan Party which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

          12.7 Indemnification. The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Credit Exposure Percentages in effect on the date on which indemnification is sought, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

          12.8 Agent in Its Individual Capacity. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower and the other Loan Parties as though the Agent were not the Agent hereunder and under the other Loan Documents. With respect to the Loans made by it and with respect to any Letter of Credit issued or participated in by it, the Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

          12.9 Successor Agent. The Agent may resign as Agent upon 10 days' notice to the Lenders and the Borrower. If the Agent shall resign as Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be approved by the Borrower, whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent effective upon such appointment and approval, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Loans. After any retiring Agent's resignation as Agent, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

          SECTION 13. MISCELLANEOUS

          13.1 Amendments and Waivers. Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or otherwise modified except in accordance with the provisions of this Section
13.1. The Required Lenders may, or, with the written consent of the Required Lenders, the Agent may, from time to time, (a) enter into with the Borrower written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) reduce the amount or extend the scheduled date of maturity of any Loan or of any installment thereof, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Commitments, in each case without the consent of each Lender affected thereby, or (ii) amend, modify or waive any provision of this Section 13.1 or reduce the percentage specified in the definition of Required Lenders or Majority Lenders, or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents or release all or substantially all of the Collateral or release all or substantially all of the Guarantors from their obligations under the Subsidiaries Guarantee, in each case without the written consent of each of the Lenders directly affected thereby, or
(iii) amend, modify or waive any provision of Section 12 without the written consent of the then Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Agent and all future holders of the Loans. In the case of any waiver, the Borrower, the Lenders and the Agent shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

          13.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand, when delivered, (b) in the case of delivery by mail, three Business Days after being deposited in the mails, postage prepaid, or (c) in the case of delivery by facsimile transmission, when sent and receipt has been electronically confirmed, addressed as follows in the case of the Borrower and the Agent, and as set forth in Schedule 1.0 in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

     The Borrower:     Diversified Food Group, L.L.C.
                       6901 North Hamlin Avenue
                       Lincolnwood, Illinois 60645
                       Attention: Mr. Andrew Zahn
                       Telephone: (847) 763-9500
                       Fax: (847) 763-0022

     The Agent:        Canadian Imperial Bank of Commerce
                       425 Lexington Avenue, 3rd Floor
                       New York, New York 10017

                       Attention: Mr. Dayl W. Pearson
                       Telephone: (212) 885-4722
                       Fax: (212) 885-4998

provided that any notice, request or demand to or upon the Agent or the Lenders pursuant to Section 2.3, 3.3, 4.3, 4.5, 6.2, 6.4 or 6.8(b) shall not be effective until received.

          13.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          13.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

          13.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, fees and disbursements of counsel to the Agent, (b) to pay or reimburse each Lender and the Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Agent, (c) to pay, indemnify, and hold each Lender and the Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Agent harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents, the Cohen's Acquisition Documents, the Cohen's Acquisition, or the use of the proceeds of the Loans in connection with the Cohen's Acquisition and the other transactions contemplated by the Cohen's Acquisition Documents and this Agreement and any such other documents, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any of its Subsidiaries, or any of the Properties (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), provided, that the Borrower shall have no obligation hereunder to the Agent or any Lender with respect to indemnified liabilities arising from (i) the gross negligence or willful misconduct of the Agent or any such Lender or
(ii) legal proceedings commenced against the Agent or any such Lender by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such. The agreements in this Section shall survive repayment of the Loans and all other amounts payable hereunder.

          13.6 Successors and Assigns; Participations and Assignments. (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Agent and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

          (b) Any Lender may, in the ordinary course of its commercial lending or investment business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. The Borrower agrees that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 13.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 6.10, 6.11, and 6.12 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of Section 6.11, such Participant shall have complied with the requirements of said Section and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

          (c) Any Lender may, in the ordinary course of its commercial lending or investment business and in accordance with applicable law, at any time and from time to time assign to any other Lender or any affiliate or Related Fund thereof or, with the consent of the Borrower and the Agent (which shall not be unreasonably withheld), to an additional bank or financial institution (an "Assignee") all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance, substantially in the form of Exhibit K, with appropriate completions (an "Assignment and Acceptance"), executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrower and the Agent) and delivered to the Agent for its acceptance and recording in the Register, provided that, in the case of any such assignment to an additional bank or financial institution, if such assignment is of less than all of the rights and obligations of the assigning Lender, the sum of the aggregate principal amount of the Loans, the aggregate amount of the L/C Obligations and the aggregate amount of the unused Revolving Credit Commitments being assigned and, the sum of the aggregate principal amount of the Loans, the aggregate amount of the L/C Obligations and the aggregate amount of the unused Revolving Credit Commitments remaining with the assigning Lender are each not less than $5,000,000 (or such lesser amount as may be agreed to by the Agent and the Borrower). Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance,
(x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with Commitments as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). Notwithstanding any provision of this paragraph (c) and paragraph (e) of this Section, unless requested by the Assignee and/or the assigning Lender, new Notes shall not be required to be executed and delivered by the Borrower, for any assignment which occurs at any time when any Event of Default shall have occurred and be continuing.

          (d) The Agent, on behalf of the Borrower, shall maintain at the address of the Agent referred to in Section 13.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amounts of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders may (and, in the case of any Loan or other obligation hereunder not evidenced by a Note, shall) treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder not evidenced by a Note shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrower and the Agent) together with payment to the Agent of a registration and processing fee of $3,500, the Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower.

          (f) The Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee subject to the provisions of Section 13.15, any and all financial information in such Lender's possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.

          (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank, in accordance with applicable law.

          13.7 Adjustments; Set-off. (a) If any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of its Loans or the Reimbursement Obligations owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 11(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans or the Reimbursement Obligations owing to it, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loan or the Reimbursement Obligations owing to it, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lender's Loan may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

          (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

          13.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission of signature pages hereto), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Agent.

          13.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          13.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Borrower, the Agent and the Lenders with respect tO the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

          13.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THe LAW OF THE STATE OF NEW YORK.

          13.12 Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York. the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 13.2 or at such other address of which the Agent shall have been notified pursuant thereto;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (c) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, or punitive damages.

          13.13 Acknowledgments. The Borrower hereby acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

          (b) neither the Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Borrower and the other Loan Parties, on one hand, and Agent and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

          13.14 WAIVERS OF JURY TRIAL. THE BORROWER, THE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

          13.15 Confidentiality. Each Lender agrees to keep confidential all non-public written information provided to it by any Loan Party pursuant to this Agreement or any other Loan Document that is designated by such Loan Party in writing as confidential; provided that nothing herein shall prevent any Lender from disclosing any such information (i) to the Agent or any other Lender, (ii) to any Transferee which agrees in writing prior to such disclosure to comply with the provisions of this Section 13.15, (iii) to its employees, directors, agents, attorneys, accountants and other professional advisors, (iv) upon the request or demand of any examiner or other Governmental Authority having jurisdiction over such Lender, (v) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (vi) which has been publicly disclosed other than in breach of this Agreement, or (vii) in connection with the exercise of any remedy hereunder.

                            [Signature Pages Follow]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                       DIVERSIFIED FOOD GROUP, L.L.C.

                                       By: /s/ Andrew J. Zahn
                                           -------------------------------------
                                           Title:

                                       CANADIAN IMPERIAL BANK OF COMMERCE,
                                       as Agent and as a Lender

                                       By:
                                           -------------------------------------
                                           Title:

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                       DIVERSIFIED FOOD GROUP, L.L.C.

                                       By:
                                           -------------------------------------
                                           Title:

                                       CANADIAN IMPERIAL BANK OF COMMERCE,
                                       as Agent and as a Lender

                                       By: /s/
                                           -------------------------------------
                                           Title: